UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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NORDSTROM, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 9, 2009

Dear Shareholder:

On behalf of the Board of Directors and all of us on the management team, we invite you to attend the 2009 Annual Meeting of Shareholders on Tuesday, May 19, 2009, at 11:00 a.m., Pacific Daylight Time. The meeting will be held at Benaroya Hall, the Illsley Ball Nordstrom Recital Hall, 200 University Street, Seattle, Washington, 98101-3428. A map and driving directions are provided in the Commonly Asked Questions and Answers About the Annual Meeting section of the Proxy Statement.

In addition to the topics described in the Notice of Annual Meeting and the Proxy Statement, we’ll update you on the business and there will be an opportunity to ask questions of interest to you as a valued shareholder and customer.

A copy of Nordstrom’s Annual Report for the fiscal year ended January 31, 2009, a formal notice of the Annual Meeting, the Proxy Statement and a proxy card all accompany this letter. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please cast your vote, whether by executing and returning a printed proxy card, over the Internet, or by telephone voting. This will ensure that your shares are represented at the Annual Meeting. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

Sincerely,

Blake W. Nordstrom

President

Nordstrom, Inc.

1617 Sixth Avenue

Seattle, Washington

98101-1707

Notice of Annual Meeting of Shareholders

To the Shareholders of Nordstrom, Inc.:

The 2009 Annual Meeting of Shareholders of Nordstrom, Inc. will be held on Tuesday, May 19, 2009, at 11:00 a.m., Pacific Daylight Time, at Benaroya Hall, the Illsley Ball Nordstrom Recital Hall, 200 University Street, Seattle, Washington 98101-3428.

The meeting will be held for the following purposes:

1. To elect nine Directors to hold office until the 2010 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2010;

3. To vote on the approval of the Executive Management Bonus Plan; and

4. To transact such other business as may properly come before the meeting and at any convening or reconvening of the meeting following a postponement or adjournment of the meeting.

The Board recommends that shareholders vote FOR proposals 1, 2 and 3, as outlined in the accompanying Proxy Statement.

Holders of shares of Nordstrom Common Stock (“Common Stock”) of record at the close of business on March 11, 2009 are entitled to notice of, and to vote on, the matters that will be presented at the meeting. There were 215,485,680 shares of Common Stock issued and outstanding as of March 11, 2009.

Shareholders are invited to attend the 2009 Annual Meeting of Shareholders in person. Those who are hearing impaired or require other assistance should contact the Company at 206-373-3033, so that we may facilitate your participation at the meeting.

A live webcast of the 2009 Annual Meeting of Shareholders will be provided from the Company’s Investor Relations web site at www.nordstrom.com. Select Investor Relations, then select the Webcast icon and follow the instructions given. Additionally, the recorded webcast will be available on the Investor Relations web site for a period of 30 days following the 2009 Annual Meeting of Shareholders.

On or about April 9, 2009, we will mail to our shareholders either (1) a copy of our Proxy Statement, a proxy card and an Annual Report or (2) a Notice of Internet Availability of Proxy Materials, which will indicate how to access your proxy materials on the Internet.

YOUR VOTE IS VERY IMPORTANT. Whether or not you intend to be present at the meeting, you are encouraged to vote.

By order of the Board of Directors,

David G. Johansen

Secretary

Seattle, Washington

April 9, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2009

The accompanying proxy statement and the 2008 Annual Report on Form 10-K are available at http://investor.nordstrom.com

Commonly Asked Questions and Answers About the Annual Meeting

1.	Why am I receiving these materials?

You are receiving these materials because you are a shareholder of Nordstrom, Inc. as of March 11, 2009, and are entitled to receive notice of the 2009 Annual Meeting of Shareholders and to vote on matters that will be presented at the meeting.

2.	What is the purpose of the Annual Meeting?

Our shareholders meet annually to elect Directors and to make decisions about other matters presented at the meeting. In addition, management will report on the performance of the Company and respond to questions from shareholders.

3.	Where is the Annual Meeting being held?

The Annual Meeting is being held at Benaroya Hall, which is located at 200 University Street, Seattle, Washington, 98101-3428, in the Illsley Ball Nordstrom Recital Hall. Benaroya Hall occupies the entire block between Second and Third avenues, and Union and University streets. The public entrance is along Third Avenue.

Driving Directions:

Southbound I-5: Take the Union Street exit (#165B). Continue onto Union Street and proceed approximately five blocks to Second Avenue. Turn left onto Second Avenue. The Benaroya Hall parking garage will be on your immediate left. The garage entrance is on Second Avenue, just south of Union Street.	Northbound I-5: Exit left onto Seneca Street (exit #165). Proceed two blocks and turn right onto Fourth Avenue. Continue two blocks. Turn left onto Union Street. Continue two blocks. Turn left onto Second Avenue. The Benaroya Hall parking garage will be on your immediate left. The garage entrance is on Second Avenue, just south of Union Street.

Parking:

At Benaroya Hall: The underground parking garage at Benaroya Hall provides direct access from the enclosed parking area into the Hall via elevators leading to The Boeing Company Gallery. Cars enter the garage off Second Avenue, just south of Union Street.	Other Parking: Parking is also available at the Cobb Building (entrance on University between Third and Fourth Avenues) and at the WaMu Building garage (entrance on Union Street between First and Second Avenues).

4.	What is a proxy?

If you designate another person to vote your stock, that other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. If you complete the enclosed proxy card to give us your proxy, you will have designated Blake W. Nordstrom, our President, and David G. Johansen, a Vice President and our Secretary, as your proxies to vote your shares as directed.

5.	What is the purpose of this proxy statement?

This proxy statement provides information about the matters to be voted on by shareholders at the Annual Meeting, along with other information regarding the governance of Nordstrom, including our Board Committee structure and executive compensation.

6.	What does it mean if I receive more than one package of proxy materials?

This means that you have multiple accounts holding Nordstrom shares. These may include: accounts with our transfer agent, The Bank of New York Mellon; shares held in Nordstrom’s 401(k) Plan & Profit Sharing or Employee Stock Purchase Plan; and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction forms that you receive with each package of proxy materials to ensure that all of your shares are voted.

7.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Under rules adopted by the U. S. Securities and Exchange Commission, we are now providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Availability Notice”) to some of our shareholders of record. If you received an Availability Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Availability Notice will tell you how to access and review the proxy materials over the Internet at www.proxyvote.com. The Availability Notice also tells you how to access your proxy card to vote on the Internet. If you received an Availability Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Availability Notice.

8.	What is the record date and what does it mean?

The record date for the 2009 Annual Meeting of Shareholders is March 11, 2009. Owners of Common Stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Annual Meeting.

9.	Is there a minimum number of shares that must be represented in person or by proxy to hold the Annual Meeting?

Yes. A quorum is the number of shares that must be present to conduct business at the Annual Meeting. For the Annual Meeting, we must have a quorum of at least a majority of the outstanding shares of Common Stock as of the record date. Shares necessary to meet the quorum requirement may be present in person or represented by proxy.

Your shares will be counted to determine whether there is a quorum if you submit a valid proxy card, voting instruction form, give proper instructions over the telephone or on the Internet or, in the case of a shareholder of record, attend the Annual Meeting in person.

10.	Who can vote on matters that will be presented at the Annual Meeting?

You can vote if you were a shareholder of record or street name shareholder of Nordstrom at the close of business on the record date of March 11, 2009.

11.	What is the difference between a shareholder of record and a street name shareholder?

Many Nordstrom shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held as a shareholder of record and those owned in street name.

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Shareholder of Record: If your shares are registered directly in your name with Nordstrom’s transfer agent, The Bank of New York Mellon, you are considered the “shareholder of record” or a “registered shareholder,” and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to Nordstrom or to vote in person at the Annual Meeting.

•

Street Name Shareholder: If your shares are held in a stock brokerage account or by a bank, trustee or nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker, bank or other holder of record who is considered the shareholder of record. As the street name shareholder you have the right to direct your broker, bank or other holder of record on how to vote your shares and you are invited to attend the Annual Meeting. Your broker, bank, trustee or nominee is obligated to provide you with a voting instruction form for you to use.

12.	How many votes am I entitled to per share?

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting.

13.	Who will count the vote?

Broadridge Investor Communication Services was appointed by the Board of Directors to tabulate the vote and act as Inspector of Election. Information about Broadridge is available at www.broadridge.com. Proxies and ballots that identify the votes of individual shareholders are kept confidential from the Company’s management and Directors. Only Broadridge, as the proxy tabulator and the Inspector of Election, has access to the ballots, proxy forms and voting instructions. Broadridge will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

14.	How do I cast my vote?

Shareholders of record can vote by telephone, on the Internet or by mail as described below. Street name shareholders can vote by the method explained on the proxy card or the information you receive from the bank, broker or other record holder. We encourage you to vote by telephone or on the Internet. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote by telephone or on the Internet, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

The telephone and Internet voting procedures are designed to verify that you are a shareholder of record by using a control number and allowing you to confirm that your voting instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on May 18, 2009.

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Voting by Telephone. You may vote by telephone by using the toll-free number listed on your proxy card. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

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Voting on the Internet. You may vote on the Internet by using the voting portal found at www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded.

•	Voting by Mail. You may vote by signing, dating and returning your proxy card.

The method by which you vote your proxy card will not limit your right to vote at the Annual Meeting if you decide to attend in person. Our Board of Directors recommends that you vote using one of the other voting methods since it is not practical for most shareholders to attend the Annual Meeting. If you are a street name shareholder, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record to be able to vote in person at the Annual Meeting.

Shareholders holding shares invested in the Company’s 401(k) Plan & Profit Sharing: If you participate in the Company’s 401(k) Plan & Profit Sharing, the number of shares of Common Stock in your account as of the record date are reflected on your proxy card and may be voted as described above for shareholders of record. However, if your vote on those shares is not received by 5:00 p.m. Eastern Daylight Time on May 15, 2009, then the Nordstrom, Inc. Retirement Committee will vote those shares in the same proportion as all other 401(k) Plan & Profit Sharing plan shares that have been voted.

Shareholders holding shares purchased through the Company’s Employee Stock Purchase Plan: If you hold Common Stock that you acquired through the Company’s Employee Stock Purchase Plan, you are the beneficial owner of those shares and your shares may be voted as described above for street name shareholders.

15.	What is the voting requirement to approve each of the proposals?

Under Washington corporation law and our Articles of Incorporation and Bylaws, the approval of any corporate action taken at a shareholder meeting is based on votes cast. “Votes cast” means votes actually cast “for” or “against” a particular proposal, whether by proxy or in person. Abstentions and broker non-votes (a broker non-vote is explained in the answer to Question 17) are not considered “votes cast.”

In the election of directors, Nordstorm has adopted a majority voting standard as described in more detail on page 21 under “Director Elections.” As this is an uncontested election, an incumbent director nominee will be elected if the votes cast “for” the nominee’s election exceed the votes cast “against” the Director nominee. If a director nominee does not receive the requisite votes, that director’s term will end on the date on which an individual is selected by the Board to fill the position held by such director or ninety (90) days after the date the election results are determined, whichever occurs first.

All other proposals to be presented at the meeting will be adopted if the votes cast “for” the respective action exceed the votes cast “against” it.

16.	Can I change my mind after I vote?

Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting.

You may do this by:

•	voting again on the Internet or by telephone prior to the Annual Meeting;

•	signing another proxy card with a later date and mailing it to Broadridge Investor Communication Services, 51 Mercedes Way, Edgewood, NY 11717, prior to the Annual Meeting; or

•	attending the Annual Meeting in person and delivering your proxy or casting a ballot.

17.	What if I do not return my proxy card or voting instruction form or do not provide voting instructions?

Shareholders of Record: If you are a registered shareholder and do not return your voted proxy card or vote by phone or the Internet, your shares will not be voted. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted by the proxies FOR Proposals 1, 2 and 3. If any additional proposals are properly presented at the Annual Meeting of Shareholders and any adjournment thereof, the proxies will vote your shares on those additional proposals in accordance with their discretion.

Street name Shareholders: Your shares may be voted if they are held in the name of a broker, bank or other intermediary, even if you do not provide the holder with voting instructions. Brokerage firms and banks generally have the authority, under New York Stock Exchange (“NYSE”) rules, to vote shares on certain “routine” matters for which their customers do not provide voting instructions. Two of the proposals to be presented at the Annual Meeting of Shareholders, Proposal 1 – Election of Directors, and Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm, are considered routine matters. Any other matter presented at the meeting (see “Proposal 3”, page 11, and “Other Matters”, page 13), will not be considered routine. When a proposal is not a routine matter and the institution holding the shares has not received voting instructions from the beneficial owner of the shares with respect to the proposal, the institution cannot vote the shares on that proposal. This is called a “broker non-vote.” In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

Shareholders with shares invested in the Company’s 401(k) Plan & Profit Sharing: If your vote of shares held through the Company’s 401(k) Plan & Profit Sharing is not received by 5:00 p.m. Eastern Daylight Time on May 15, 2009, then the Company’s Retirement Committee will vote your shares in the same proportion as shares that have been voted in the 401(k) Plan & Profit Sharing. If you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will be voted by the Retirement Committee FOR Proposals 1, 2 and 3. If any additional proposals are properly presented at the Annual Meeting of Shareholders and any adjournment thereof, the Retirement Committee will vote on the additional proposals in accordance with their discretion.

18.	Will abstentions or broker non-votes affect the voting results?

If you abstain from voting on a proposal, or if a broker or bank indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals with respect to the proposal. Furthermore, any abstention or broker non-vote will have no effect on the proposals to be considered at the meeting since these actions do not represent votes cast by shareholders.

19.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q (Part II, Item 4) for the second quarter ending August 1, 2009. The Form 10-Q will be available online at www.nordstrom.com. Select Investor Relations, then select SEC Filings.

20.	How does a shareholder propose actions for consideration at next year’s Annual Meeting of Shareholders?

For your proposal to be considered for inclusion in our proxy statement for next year’s Annual Meeting, we must receive your written proposal no later than December 10, 2009. You should be aware that your proposal must comply with Securities and Exchange Commission (“SEC”) regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials.

In addition, in order for you to raise a proposal (including director nominations) from the floor during next year’s meeting, we must receive written notice of the proposal between January 18, 2010 and February 17, 2010, and it must contain information required by the Company’s Bylaws. With respect to director nominations, shareholders must also comply with our Director Nominating Process, described on page 17 of this proxy statement.

Please mail your proposals by U.S. mail, postage prepaid, to the attention of the Secretary, 1700 Seventh Avenue, Seattle, Washington 98101-4407.

21.	Can I receive future proxy materials online?

Yes. If you choose this option you will not receive paper copies of the Proxy Statement and Annual Report in the mail. Choosing this option will save the Company printing and mailing costs and may benefit the environment.

You may sign up to receive future proxy materials online at www.nordstrom.com. Select Investor Relations, then select Electronic Delivery of Materials. If you are both a registered shareholder and a beneficial shareholder you must sign up for each category. Your choice to receive Internet distribution of your proxy materials will remain in effect until you revoke it by returning to the site and selecting the Change/Cancel Existing Enrollment link.

You can also review copies of the Proxy Statement and Annual Report online on the Company’s Investor Relations homepage at http://investor.nordstrom.com.

22.	Who will bear the cost of this proxy solicitation?

Nordstrom will bear the cost of this proxy solicitation, including reimbursing banks and brokers for reasonable expenses of sending out proxy materials to beneficial shareholders.

23.	What if I have additional questions that are not addressed here?

You may call Investor Relations at 206-303-3200, e-mail Investor Relations at invrelations@nordstrom.com, or call the Office of the Secretary at 206-303-2542.

Proposals To Be Voted Upon

Proposal 1 Election of Directors

The Board of Directors recommends a vote FOR each nominee.

Nine Directors will be elected at the 2009 Annual Meeting of Shareholders, each to hold office until the 2010 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. All of the nominees listed below are currently Directors of the Company. Unless otherwise directed, the persons named in the proxy intend to vote all proxies FOR the re-election of the nominees listed below. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election, the persons named as proxies (see Question 4 on page 4) may vote for a person to be selected by the Board of Directors.

Information related to the Director nominees as of April 9, 2009 is set forth below:

Name and Age	Principal Occupation and Business Experience	Director Since

Phyllis J. Campbell Age 57	Chairman of the Pacific Northwest for JPMorgan Chase. President and Chief Executive Officer of The Seattle Foundation, a community-based philanthropic organization, from 2003 to 2009. President and Chief Executive Officer of US Bank of Washington, a division of US Bancorp, from 1993 to 2001. Ms. Campbell is also a director of Alaska Air Group, Inc.	2004

Enrique Hernandez, Jr. Age 53	President and Chief Executive Officer of Inter-Con Security Systems, Inc., a worldwide security and facility support services provider, since 1986. Principal Partner of Interspan Communications, a television broadcasting company serving Spanish-speaking audiences, which he co-founded in 1988. Mr. Hernandez is also a director of McDonald’s Corporation, Chevron Corporation and Wells Fargo & Company.	1997

Robert G. Miller Age 64	Chief Executive Officer of Albertson’s, LLC, a retail grocery chain, since 2006. Chief Executive Officer of Rite Aid Corporation, a retail pharmacy chain, from 1999 to 2003, and Chairman of the Board from 1999 to 2007. Vice Chairman and Chief Operating Officer of The Kroger Co., a grocery supermarket company, during 1999. Mr. Miller is also a director of Rite Aid Corporation.	2005

Blake W. Nordstrom Age 48 (a)	President of the Company since August 2000. Mr. Nordstrom previously served as Executive Vice President and President of Nordstrom Rack from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1976. He is also a director of the Federal Reserve Bank of San Francisco.	2005

Erik B. Nordstrom Age 45 (a)	Executive Vice President and President – Stores since February 2006. From August 2000 to February 2006, he served as Executive Vice President – Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Northwest General Manager from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1979.	2006

Peter E. Nordstrom Age 47 (a)	Executive Vice President and President – Merchandising since February 2006. From September 2000 to February 2006, he served as Executive Vice President and President Full-Line Stores. Mr. Nordstrom previously served as Executive Vice President and Director of Full-Line Store Merchandise Strategy from February 2000 to September 2000, and as Co-President of the Company from 1995 to 2000. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1978.	2006

Name and Age	Principal Occupation and Business Experience	Director Since

Philip G. Satre Age 59	A private investor. Chairman of the Board and Chief Executive Officer of Harrah’s Entertainment, Inc., a provider of branded casino entertainment, from 1980 to 2005. Mr. Satre is also a director of Rite Aid Corporation and International Game Technology, and Chairman of NV Energy, Inc.	2006

Robert D. Walter Age 63	A private investor. Founder of Cardinal Health, Inc. in 1971. Served as the Chairman and Chief Executive Officer of Cardinal Health, Inc. from 1979 to April 2006, Executive Chairman of the Board from April 2006 to November 2007, Executive Director from November 2007 to June 2008, and as a director from 1971 to November 2008. Mr. Walter is also a director of American Express Company and YUM! Brands, Inc.	2008

Alison A. Winter Age 62	Chief Executive Officer of Braintree Holdings, LLC, a private investments and consulting services firm, a company she founded in 2003. From 1971 to 2006, Ms. Winter held various positions with The Northern Trust Corporation, a provider of banking and trust services for individuals, institutions and corporations, most recently as President and Chief Executive Officer for Personal Financial Services – Northeast, and a member of the Management Committee of Northern Trust Corporation.	2001

(a)  Blake, Pete and Erik Nordstrom are brothers and the second cousins of James F. Nordstrom, Jr., an Executive Vice President of the Company.

Proposal 2 Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board of Directors recommends a vote FOR this proposal

The Audit Committee, consistent with the NYSE and SEC rules, has appointed Deloitte & Touche LLP (“Deloitte”) to be the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2010. Deloitte and its predecessors have served as the Company’s independent registered public accounting firm for over thirty-five years, including the fiscal year ended January 31, 2009.

As a matter of good corporate practice to provide shareholders an avenue to express their views on this matter, the Board has determined to seek shareholder ratification of Deloitte’s appointment at this time. If the shareholders do not ratify the appointment of Deloitte, the Board will reconsider the appointment of the independent registered public accounting firm. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to questions.

Audit Fees. The following table summarizes fees billed or expected to be billed to us by Deloitte in connection with services for the fiscal years ended January 31, 2009 and February 2, 2008:

Fiscal Year Ended	January 31, 2009 ($)	% of Total Fees for Year (%)	February 2, 2008 ($)	% of Total Fees for Year (%)
Audit Fees (a)	1,923,283	89	1,796,048	86
Audit-Related Fees (b)	111,615	5	178,594	9
Tax Fees (c)	123,827	6	111,537	5
All Other Fees (d)	1,500	0	3,395	0
	2,160,225	100	2,089,574	100

(a)  Audit fees primarily included services for (i) auditing the consolidated financial statements of the Company and the separate financial statements of one of the Company’s wholly owned subsidiaries, Nordstrom fsb; (ii) reviewing the interim financial information of the Company included in its Form 10-Qs; and (iii) auditing the Company’s internal control over financial reporting. Substantially all of Deloitte’s work on these audits was performed by full time, regular employees and partners of Deloitte and its affiliates.

(b)  Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting.

(c)  Tax fees include various strategic tax projects and miscellaneous compliance matters.

(d)  All other fees consist of an accounting research tool subscription fee.

Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, the services performed by Deloitte for the fiscal years ended January 31, 2009 and February 2, 2008 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy is periodically reviewed and updated. It describes the permitted audit, audit-related, tax and other services that Deloitte may perform. Normally, pre-approval is provided at regularly scheduled Audit Committee meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been assigned to the Chair of the Audit Committee. The Chair must update the Audit Committee at the next regularly scheduled meeting of any services that were pre-approved between meetings.

In addition, the Audit Committee requests a range of fees associated with each proposed service. Providing a range of fees for a service incorporates appropriate oversight and control of the Deloitte relationship, while permitting the Company to receive immediate assistance from Deloitte when time is of the essence.

The Committee also reviews on a regular basis:

•	a listing of approved services since its last review;

•	a report summarizing the year-to-date services provided by Deloitte, including fees paid for those services; and

•	a projection for the current fiscal year of estimated fees.

In addition, the policy prohibits the Company from engaging the independent registered public accountants for services billed on a contingent fee basis and from hiring current or former employees of the independent auditor who have not satisfied the statutory cooling-off period for certain positions.

Proposal 3 Approval of Executive Management Bonus Plan

The Board of Directors unanimously recommends a vote FOR this proposal

On February 25, 2009, the Board of Directors unanimously approved the Nordstrom, Inc. Executive Management Bonus Plan (the “Plan”). The Plan is an

annual cash incentive plan for our executive officers, and replaces a similar plan which was adopted in 2004 and which expired in February 2009.

The Board of Directors approved the Plan so that, subject to the approval of our shareholders at the 2009 Annual Meeting, we can make annual cash incentive awards under the Plan which will be eligible for tax deductions under Section 162(m) of the Internal Revenue Code, as amended (the “Code”). If our shareholders do not approve the Plan, annual cash incentive compensation payable to our executives will not be fully deductible as “performance-based” compensation under Section 162(m) of the Code.

The Board of Directors believes that the Plan strengthens the commitment of our executive officers to create shareholder value, by providing them with short-term incentive compensation based on the achievement of financial and other business performance goals. The Plan is also intended to provide performance-based compensation to certain executives that is fully deductible by us under federal tax laws. Because the Plan allows the Compensation Committee of the Board of Directors to retain the flexibility to choose appropriate financial and business goals and to preestablish the target level of these goals, federal tax regulations require that the Plan be resubmitted to our shareholders for approval every five years.

The following is a summary of the Plan, a complete copy of which has been filed with the Securities and Exchange Commission as Appendix B to this proxy statement and is available on the SEC’s web site at www.sec.gov. This summary is qualified in its entirety by the text of the Plan.

Eligible Participants

Eligibility during any given fiscal year of the Company is limited to individuals who have been (i) designated by the Board of Directors as executive officers for purposes of Section 16 of the Securities Exchange Act of 1934 for all or some portion of the fiscal year; and (ii) designated by the Compensation Committee to participate in the Plan for all or some portion of such year.

Administration

The Compensation Committee of the Board of Directors will administer the Plan.

Performance Bonus Awards

The Compensation Committee will set the range of bonus awards for each participant, stated as a percentage of the participant’s base compensation. The participant’s actual bonus will depend on the degree to which the objective performance goals are achieved. The amount of the bonus will be objectively determinable.

Payment of any bonus earned will be made to the participant following the conclusion of the fiscal year or performance period in question upon the condition that the Compensation Committee has:

•	certified in writing that the specified performance milestones have been achieved; and

•	reviewed and approved the bonus payout.

The bonus that will be paid to any participant under the Plan is not determinable at this time. However, the maximum bonus payable to any participant under the Plan is $3,000,000 in any single fiscal year of Nordstrom. If a performance period is shorter than a full fiscal year, the maximum potential award to any one participant will be proportionately reduced. Except in cases of death or disability, a participant must be employed by the Company on the last day of the performance period in order to receive an award under the Plan.

Clawback. All awards pursuant to the Plan are subject to the Company’s Clawback policy. This policy provides for the recapture by the Company, to the extent permitted by law, of incentive compensation paid to an executive if:

•

the amount of such compensation was based on the achievement of financial results that were subsequently the subject of a material restatement of the Company’s financial statements filed with the Securities and Exchange Commission;

•	the executive engaged in grossly negligent or intentional misconduct that caused or substantially caused the need for the material restatement; and

•	the amount or vesting of the incentive compensation would have been less had the financial statements been correct.

Form of Payment of Bonus

The normal form of bonus payments is cash. However, the Compensation Committee may either (i) pay, or (ii) allow a participant to elect to receive, all or a portion of their bonus in the form of long-term incentive awards based on the Company’s Common Stock (“Incentive Grants”). The number of shares of Incentive Grants to be received by the participant shall be based on the fair market value of the Common Stock as of the deadline for making such election. Incentive Grants, including shares of Common Stock, will be issued under the Company’s 2004 Equity Incentive Plan.

Performance Criteria/Section 162(m)

Section 162(m) of the Code precludes a publicly held corporation from claiming a deduction for compensation in excess of $1 million paid to its chief executive officer or to any of its four other most highly compensated executive officers. Compensation is exempt from this limitation if it satisfies requirements for “qualified performance-based compensation.” In order to comply with the exemption from Code Section 162(m), bonuses that are intended to qualify as performance-based compensation to covered employees are subject to the annual dollar limit, as described above, and are conditioned on certain performance measures, as described below.

In order to be considered “qualified performance-based compensation,” bonuses payable under the Plan will be conditioned on the achievement of objective performance measures. Such measures will be based on the achievement of a specified percentage increase or quantitative level in any one or combination of the following performance criteria:

•

the results of operations, such as sales, earnings, cash flow, return on assets, same store-sales, or return on investment (including return on equity, return on capital employed, or return on assets);

•

the Company’s shareholder return (as determined by the change in share price from the beginning of the measurement period to the end of the measurement period plus dividends paid during the measurement period) as compared to any designated industry or other comparator group;

•	the trading price of the Company’s Common Stock;

•	other financial results, such as profit margins, expense reduction or asset management goals; or

•	the internal or external market share of a product or line of products.

The Compensation Committee will identify the performance bonus opportunities for each participant, as well as the performance measures and milestones relevant to such opportunities, within the first 90 days of each performance period and before 25% of such period has elapsed. In addition, the Compensation Committee will certify in writing prior to payout that such performance milestones and any other material terms were in fact achieved.

The descriptions of annual limits, the individuals eligible to participate in the Plan and the description of performance measures upon which awards may be conditioned are material terms of the Plan required to be disclosed and approved by shareholders for purposes of meeting the requirements for performance-based compensation under Section 162(m) of the Code.

Term, Termination and Amendment

The Plan will remain in effect for a period of five years unless earlier terminated by the Board of Directors. Any proposed amendment of the Plan will be subject to the approval of the Company’s shareholders to the extent required by applicable laws, regulations or rules.

Other Matters	The Board of Directors knows of no other matters that will be presented at the 2009 Annual Meeting of Shareholders. However, if any other matters are properly presented at the Annual Meeting or any convening or reconvening of the Annual Meeting upon an adjournment or postponement of the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

Corporate Governance

Director Independence	A Director is independent when our Board affirmatively determines that he or she has no material relationship with the Company, other than as a Director. Our

Board makes this determination in accordance with the standards set forth in our Corporate Governance guidelines, which are consistent with the listing standards of the NYSE and SEC rules. The Board of Directors has affirmatively determined that the following Directors are independent within the meaning of SEC rules, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines, and that none of these Directors have a material relationship with the Company. In making this determination, the Board considered existing relationships between the Company and Directors, whether directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

Phyllis J. Campbell	Philip G. Satre
Enrique Hernandez, Jr.	Robert D. Walter
Robert G. Miller	Alison A. Winter

The Board also determined that Jeanne Jackson, a director who resigned from the Board after the close of the fiscal year, was independent of the Company and its management under the independence standards set forth in our Corporate Governance Guidelines during the last completed fiscal year. Ms. Jackson effected a change in her primary employment on March 4, 2009. The Board made no determination as to Ms. Jackson’s independence during the period from March 4, 2009 to March 22, 2009, the date of her resignation from the Board.

Board Committees	The members of the Board of Directors as of the date of this proxy statement, and the Committees of the Board on which they serve, are indicated below. Our

Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee each contain a majority of independent Directors. Committee Charters and current Committee membership are posted on our web site at www.nordstrom.com. Select Investor Relations, then select Corporate Governance.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Executive Committee	Finance Committee
Phyllis J. Campbell	X*				X
Enrique Hernandez, Jr.		X	X*	X*
Robert G. Miller	X	X			X*
Blake W. Nordstrom				X
Erik B. Nordstrom				X
Peter E. Nordstrom				X	X
Philip G. Satre	X		X		X
Robert D. Walter	X	X
Alison A. Winter	X	X*	X

*	Committee Chair

Audit Committee. During the past fiscal year, the Audit Committee held eleven meetings. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility by reviewing and appraising the following:

•	the accounting, auditing and financial reporting processes of the Company;

•	the management of business and financial risk and the internal controls environment;

•	the Company’s compliance with legal and regulatory requirements;

•	the effectiveness and efficiency of operations;

•	the integrity of the Company’s financial statements;

•	reports resulting from the performance of audits by Deloitte and the internal auditors;

•	the qualifications, independence and performance of Deloitte;

•	the performance of the Company’s internal audit function;

•	complaints registered through the Company’s Whistleblower Hotline; and

•	the performance of the Company’s Disclosure Committee.

The Audit Committee meets regularly with the independent registered public accounting firm and management, including the Vice President – Internal Audit, to review accounting, auditing, enterprise risk management and financial reporting matters, and compliance with laws and regulations. The Audit Committee also meets privately and separately with the independent registered public accounting firm, the Chief Financial Officer and the Vice President – Internal Audit.

Each current member of the Audit Committee meets the independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees. The Board of Directors has determined that all Audit Committee members qualify as “audit committee financial experts” under the regulations of the SEC. Although all members of our Audit Committee meet the current NYSE regulatory requirements for accounting or related financial management expertise and the Board of Directors has determined that each of them qualifies as an “audit committee financial expert,” members of our Audit Committee are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

Compensation Committee. During the past fiscal year, the Compensation Committee held six meetings. The Compensation Committee is responsible, subject to the approval of the Board of Directors when applicable, for the following:

•

evaluating annually the Executive Management Group members’ performance in light of the Company’s goals and objectives. (The Executive Management Group includes the Named Executive Officers shown in the Summary Compensation Table on page 44 and other business unit presidents and Company executives over major organizational functions reporting to the President or other senior executives);

•	reviewing management’s annual performance evaluations of the Company’s Executive Management Group members;

•	establishing guiding principles for compensating our executives;

•	reviewing and making recommendations to the Board of Directors regarding executives’ cash and equity-based compensation plans; and

•	reviewing and approving any benefit plans, retirement and deferred compensation or other perquisites offered to the Executive Management Group members and other eligible employees.

Corporate Governance and Nominating Committee. During the past fiscal year, the Corporate Governance and Nominating Committee held four meetings. The Corporate Governance and Nominating Committee is responsible for:

•	reviewing and recommending individuals to the Board of Directors for nomination as members of the Board of Directors and its committees;

•	reviewing possible conflicts of interest of Board members and the Company’s executive officers;

•	developing and reviewing the Company’s Corporate Governance Guidelines;

•	reviewing and administering the Company’s Codes of Business Conduct and Ethics;

•	reviewing the Committee’s new Director orientation program and continuing Director education programs;

•	producing and providing to the Board an annual performance evaluation of the Board and each committee of the Board;

•	establishing succession procedures in the case of an emergency or the retirement of the President;

•	recommending to the Board of Directors the form and amount of Director compensation; and

•	reviewing the overall performance of the President on an annual basis.

Executive Committee. The Executive Committee has all of the authority of the Board of Directors when the Board of Directors is not in session, except to the extent the Executive Committee’s authority is limited by the Committee’s charter, the Company’s Bylaws, by Washington State law, by the Company’s Bylaws and by the Board of Directors’ resolution appointing the Executive Committee. The Executive Committee did not hold any meetings, but took two actions by written consent in between Board meetings, during the past fiscal year. Historically, the Executive Committee has only exercised its authority to act on behalf of the Board of Directors in very limited circumstances.

Finance Committee. During the past fiscal year, the Finance Committee held four meetings. The Finance Committee is primarily responsible for:

•

assisting the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s capital structure, financial policies, capital investments, business and financial planning and related matters;

•	reviewing and appraising the Company’s dividend payment and share repurchase strategies, banking relationships and borrowing facilities and cash management; and

•	monitoring the rating assigned by rating agencies to the Company’s long-term debt.

Board Meetings	During the past fiscal year, the Board of Directors held seven meetings, one of which was devoted principally to Company strategy. Committees of the Board of Directors held a total of 25 meetings. Overall attendance at the meetings, on a combined basis, was 99%. Each Director attended more than 90% of the aggregate of all meetings of the Board of Directors and the Committees on which he or she served during the year. Independent members of the Board met at each quarterly meeting of the Board in executive session without management present.

Attendance at the Annual Meeting of Shareholders	Although all members of the Board are expected to attend each Annual Meeting of Shareholders, the Company has not adopted a formal policy on Board member attendance. Each member of the Board has indicated their intent to attend the 2009 Annual Meeting of Shareholders. Shareholders are encouraged to direct any questions that they may have to the Directors or management at that time. All members of the Board attended the 2008 Annual Meeting of Shareholders.

Chairman of the Board and Presiding Director	The Company has a Chairman of the Board who is also an independent Director and who serves as the Presiding Director within the meaning of the listing standards of the NYSE. Currently Enrique Hernandez, Jr. serves as the Company’s Chairman of the Board.

The Chairman of the Board is appointed annually by the Board. As described in the Company’s Bylaws, Corporate Governance Guidelines and Charter of the Corporate Governance and Nominating Committee, the Chairman of the Board:

•	presides at all meetings of the Board;

•	assists in establishing the agenda for each Board and Board Committee meeting;

•	serves as the Presiding Director to lead regular executive sessions of the Board in which only independent Directors participate;

•	calls special meetings of the Board and/or the shareholders;

•	works with the Corporate Governance and Nominating Committee in the recommendation of nominees to fill vacant Board seats;

•	works with the Corporate Governance and Nominating Committee in the identification of Board members qualified to fill vacancies on Board Committees and serve as Committee Chairpersons;

•	advises the President and other members of the Executive Management Group on such matters as strategic direction, corporate governance and overall risk assessment; and

•	performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

Director Nominating Process	The Corporate Governance and Nominating Committee is responsible for identifying and recommending to the Board of Directors the nominees to stand for election as directors at each Annual Meeting of Shareholders or, if applicable, at a special meeting of shareholders.

In nominating candidates, the Committee considers several factors, including but not limited to, judgment, skill, diversity, experience with businesses and other organizations, the candidate’s experience relative to the experience of other members of the Board and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee has not established any minimum qualifications for Committee-recommended nominees.

The Committee will consider the qualifications of director candidates recommended by shareholders, and evaluate each of them using the same criteria the Committee uses for incumbent candidates. Director candidate recommendations by shareholders must be made by notice in writing delivered or mailed by first class U.S. mail, postage prepaid, to the Chair of the Corporate Governance and Nominating Committee, in care of the Secretary of the Company, 1700 Seventh Avenue, Seattle, Washington 98101-4407. Please indicate on the envelope “Corporate Governance and Nominating Committee.”

As required by the Company’s Bylaws, the notice must be received by the Secretary not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding Annual Meeting of Shareholders called for the election of directors (between January 18, 2010 and February 17, 2010). However, if the Annual Meeting is called for a date that is not within 30 days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth day following the day on which the notice of the Annual Meeting date was mailed to shareholders.

The notice must provide the following information for each proposed nominee who is not an incumbent Director that the shareholder wishes to nominate:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of Common Stock which are owned beneficially or of record by the proposed nominee;

•

a description of any agreement, arrangement or understanding (including any derivative, swap or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of the proposed nominee or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the proposed nominee or any of its affiliates or associates with respect to shares of stock of the corporation, and a representation that the shareholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting of shareholders at which the shareholder intends to nominate the proposed nominee promptly following the later of the record date or the date notice of the record date is first publicly disclosed; and

•

any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended, and related rules and regulations promulgated thereunder.

The notice must also provide the following information about the shareholder giving the notice:

•	the name and record address of the shareholder;

•	the number of shares of Common Stock which are owned beneficially or of record by the shareholder;

•

a reasonably detailed description of all agreements, arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder;

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice;

•

a description of any agreement, arrangement or understanding (including any derivative, swap or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any of the shareholder’s affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the or any of the shareholder’s affiliates or associates with respect to shares of stock of the corporation, and a representation that the shareholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting of shareholders at which the shareholder intends to nominate the proposed nominee promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

•	a representation whether the shareholder intends to solicit proxies from shareholders in support of the nomination;

•

any performance related fees (other than an asset based fee) that such shareholder is entitled to based on any increase or decrease in the price or value of shares of any class or series of this corporation, and

•

any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and applicable SEC rules and regulations.

The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

No director candidates were recommended by our shareholders for election at the 2009 Annual Meeting of Shareholders.

Director Compensation	Employee Directors of the Company are not paid any fees for serving as members of the Board or any Board Committee. During the fiscal year ended January 31, 2009, Nonemployee Directors of the Company were paid the following compensation for their services:

•	an annual award of Common Stock having a value of $100,000, made on the date of the 2008 Annual Meeting of Shareholders;

•	an annual cash retainer of $50,000;

•	committee Chair annual cash retainer of: $15,000 (Audit Committee), $12,500 (Compensation Committee), $10,000 (Corporate Governance and Nominating Committee), and $10,000 (Finance Committee); and

•	committee Member annual cash retainer, payable to each committee member, including Committee Chairs: $10,000 (for all Committees except the Executive Committee).

The Company’s pay philosophy for Director compensation reflects the Board’s belief that payment of a portion of Director fees in the form of Common Stock aligns the interests of Directors with the interests of the Company’s shareholders and enhances Director compensation when the Company performs well. The Board believes that the Director fees paid by the Company are competitive with other companies of similar size and performance.

Chairman of the Board Compensation. In addition to the amounts set forth above, and in recognition of the significant time and attention in performing the duties required of the office, the Chairman of the Board is annually awarded, on the date of the Company’s Annual Meeting of Shareholders, Common Stock having a value of $250,000.

Travel Reimbursement. Nonemployee Directors are reimbursed for reasonable travel expenses or flown, without charge, on the Company’s aircraft, to attend Board and Board Committee meetings. Their spouses who wish to attend the Annual Meeting of Shareholders, store openings or other significant Company events are also reimbursed for reasonable travel expenses or flown, without charge, on the Company’s aircraft to attend such events.

Merchandise Discounts. All Directors and their spouses and eligible children may participate in the Company’s merchandise discount program. The program provides a 20% discount for eligible non-management employees and eligible retirees, and up to a 33% discount for eligible management and the highest-performing non-management employees, eligible retirees, Directors and eligible retired Directors. These discounts vary somewhat by source and type of merchandise.

Deferred Compensation Program. Directors may elect to defer all or a part of their Directors’ fees and annual stock awards under the Nordstrom Directors Deferred Compensation Plan (“Directors Plan”). Directors are required to make advance elections to defer the receipt of fees or stock awards, and all deferral elections generally are irrevocable. Directors are also required to make advance elections for the form and timing of distribution of their deferred cash fees or stock awards.

Cash deferrals may be directed among 16 deemed investment alternatives, and gains and losses for cash deferrals are posted to the Director’s account daily based on their investment elections. Deferred stock awards are credited to the Director’s account as stock units. Each stock unit in the Directors Plan is equal in value to the price of one share of the Common Stock. Each deferred stock unit is credited with dividends, in the form of additional stock units, to the same extent as a share of Common Stock.

During the fiscal year ended January 31, 2009, Phyllis J. Campbell, Enrique Hernandez, Jr., Jeanne P. Jackson and Philip G. Satre all elected to defer 100% of their cash Directors’ fees and stock awards into the Directors Plan.

Director Summary Compensation Table. During the fiscal year ended January 31, 2009, Nonemployee Directors of the Company received the following compensation for their services:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Phyllis J. Campbell (a)	85,021	99,979	7,801	192,801
Enrique Hernandez, Jr. (b)	80,035	349,965	25,503	455,503
Jeanne P. Jackson (c)	90,021	99,979	26,514	216,514
Robert G. Miller (d)	80,021	99,979	15,838	195,838
Philip G. Satre (e)	80,021	99,979	1,226	181,226
Robert D. Walter (f)	25,010	49,990	—	75,000
Alison A. Winter (g)	92,521	99,979	9,430	201,930

(a)	Ms. Campbell’s compensation includes:
•

fees earned or paid in cash: $50,000 (annual cash retainer), $35,000 (Audit Committee Chair annual retainer, and Audit Committee and Finance Committee Member annual retainers), and $21 (cash in lieu of fractional share in connection with the annual stock award);

•	annual stock award: 2,708 shares of Common Stock having a fair value at the date of grant of $99,979; and
•	all other compensation: $7,801 (merchandise discount).

(b)	Mr. Hernandez’ compensation includes:
•

fees earned or paid in cash: $50,000 (annual cash retainer), $30,000 (Corporate Governance and Nominating Committee Chair annual retainer, and Compensation Committee and Corporate Governance and Nominating Committee Member annual retainers), and $35 (cash in lieu of fractional share in connection with the annual stock award);

•

annual stock awards: 9,479 shares of Common Stock (2,708 shares having a fair value at the date of grant of $99,979, and 6,771 shares for serving as Chairman of the Board having a fair value at the date of grant of $249,985); and

•

all other compensation: $25,309 (merchandise discount) and $194 (personal use of Company aircraft by Mr. Hernandez’ wife to attend the Company’s 2008 Annual Meeting of Shareholders, calculated in accordance with Internal Revenue Code rules).

(c)	Ms. Jackson’s compensation includes:
•

fees earned or paid in cash: $50,000 (annual cash retainer), $40,000 (Finance Committee Chair annual retainer, and Audit Committee, Compensation Committee and Finance Committee Member annual retainers), and $21 (cash in lieu of fractional share in connection with the annual stock award);

•	annual stock award: 2,708 shares of Common Stock having a fair value at the date of grant of $99,979; and
•

all other compensation: $26,300 (merchandise discount) and $214 (personal use of Company aircraft by Ms. Jackson’s husband to accompany Ms. Jackson to an offsite Board meeting, calculated in accordance with Internal Revenue Code rules).

(d)	Mr. Miller’s compensation includes:
•

fees earned or paid in cash: $50,000 (annual cash retainer), $30,000 (Audit Committee, Compensation Committee and Finance Committee Member annual retainers), and $21 (cash in lieu of fractional share in connection with the annual stock award);

•	annual stock award: 2,708 shares of Common Stock having a fair value at the date of grant of $99,979; and
•	all other compensation: $15,838 (merchandise discount).

(e)	Mr. Satre’s compensation includes:
•

fees earned or paid in cash: $50,000 (annual cash retainer), $30,000 (Audit Committee, Corporate Governance and Nominating Committee and Finance Committee Member annual retainers), and $21 (cash in lieu of fractional share in connection with the annual stock award);

•	annual stock award: 2,708 shares of Common Stock having a fair value at the date of grant of $99,979; and
•

all other compensation: $1,149 (merchandise discount) and $77 (personal use of Company aircraft by Mr. Satre’s wife to attend the Company’s 2008 Annual Meeting of Shareholders, calculated in accordance with Internal Revenue Code rules).

(f)	Mr. Walter’s compensation includes:
•

fees earned or paid in cash: $25,000 (pro-rated share of annual cash retainer reflecting his appointment as a director on November 18, 2008) and $10 (cash in lieu of fractional share in connection with annual stock award); and

•	annual stock award (pro-rated): 4,816 shares of Common Stock having a fair value at the date of grant of $49,990.

(g)	Ms. Winter’s compensation includes:
•

fees earned or paid in cash: $50,000 (annual cash retainer), $42,500 (Compensation Committee Chair annual retainer, and Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee Member annual retainers), and $21 (cash in lieu of fractional share in connection with the annual stock award);

•	annual stock award: 2,708 shares of Common Stock having a fair value at the date of grant of $99,979; and
•	all other compensation: $9,430 (merchandise discount).

Compensation Committee Interlocks and Insider Participation	During the fiscal year ended January 31, 2009, no member of the Compensation Committee was an employee, officer or former officer of the Company or any of its subsidiaries, and no executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Communications with Directors	Shareholders and other interested parties may communicate with Directors by contacting the Office of the Secretary at 206-303-2541 or by mail at 1700 Seventh Avenue, Seattle, Washington 98101-4407. The Secretary will relay the question or message to the specific Director with whom the shareholder or interested party wishes to communicate. If no specific Director is requested, the Secretary will relay the question or message to the Chairman of the Board. Certain items that are unrelated to the duties and responsibilities of the Board, such as business solicitations, advertisements, junk mail and other mass mailings will not be relayed to Directors.

The Audit Committee has established procedures to respond to possible concerns about ethics and accounting-related practices. To report your concerns, you may use the Company’s confidential Whistleblower Hotline by calling 1-888-832-8358 or by accessing the web site at www.ethicspoint.com. Your concerns will be investigated and communicated to the Company’s Audit Committee, as necessary.

Director Elections	The Company’s Bylaws provide that, in an uncontested election, a Director nominee will be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. An incumbent Director nominee who fails to receive the requisite votes for election will continue to serve as a director until the earlier of: (i) 90 days from the date on which the voting results of the election are determined, or (ii) the date on which an individual is selected by the Board to fill the position held by such Director. In any election which is a contested election (meaning that the number of director nominees exceed the number of directors to be elected), the standard for election of directors is a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present.

Codes of Business Conduct and Ethics	We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. We have also adopted a Directors’ Code of Business Conduct and Ethics that applies to all of our Directors. Any grant of a waiver from a provision of the codes requiring disclosure under applicable SEC rules, if any, will be disclosed on our web site at www.nordstrom.com.

Web Site Access to Corporate Governance Documents	The charters for each of the standing committees of the Board of Directors, the Company’s Corporate Governance Guidelines, the Employee Code of Business Conduct and Ethics, and the Directors’ Code of Business Conduct and Ethics, as well as all Company filings made with the SEC, may be accessed through our web site at www.nordstrom.com. Select Investor Relations, then select Corporate Governance. Additionally, these items are also available in print to any person, without charge, upon request to:

Nordstrom Investor Relations

P. O. Box 2737

Seattle, Washington 98111-2737

(206) 303-3200

invrelations@nordstrom.com

Audit Committee Report	The following Report of the Company’s Audit Committee of the Board of Directors (the “Audit Committee”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference.

The Audit Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out. The Audit Committee’s charter is available on our web site at www.nordstrom.com under the Investor Relations tab, then select Corporate Governance. A copy of the Audit Committee’s charter is also attached to this Proxy Statement as Appendix A.

The members of the Audit Committee during the fiscal year ended January 31, 2009 were Phyllis J. Campbell (Chair), Jeanne P. Jackson, Robert G. Miller, Philip G. Satre, and Alison A. Winter. Ms. Jackson resigned from the Audit Committee and the Board of Directors on March 22, 2009 as a result of a change in her primary employment. The Board determined that each member of the Audit Committee is independent from the Company as such term is defined in Sections 303.01(B)(2)(a) and (3) of the NYSE’s listing standards at all times during the fiscal year and that each member was an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Exchange Act of 1934.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, reports to the Company’s Audit Committee, and is responsible for performing an integrated audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America.

Deloitte and the Company’s internal auditors have full access to the Audit Committee. The auditors meet with the Audit Committee at each of the Audit Committee’s regularly scheduled meetings, with and without management being present, to discuss appropriate matters. The Audit Committee has the sole authority to engage, evaluate and terminate the Company’s independent auditors. The Audit Committee also pre-approves all auditing services, internal control-related services and permitted non-audit services to be performed by the Company’s independent auditors.

The Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended January 31, 2009 be included in the Company’s Annual Report on Form 10-K for such fiscal year, based on the following actions by the Committee:

•	review and discussion of the Company’s audited consolidated financial statements with management;

•	review of the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company;

•	review of the Company’s Disclosure Committee practices and the certificates prepared each quarter in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;

•	discussions with management regarding the critical accounting policies on which the financial statements are based, as well as its evaluation of alternative accounting treatments;

•	receipt of management representations that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America;

•

discussions with management and Deloitte regarding management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte’s evaluation of the Company’s internal control over financial reporting;

•	discussions with primary internal and external legal counsel regarding contingent liabilities;

•	receipt of the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and

•

discussions with Deloitte regarding their independence, the audited consolidated financial statements, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 114 (The Auditor’s Communication With Those Charged With Governance), and other matters, including Rule 2-07 of SEC Regulation S-X.

AUDIT COMMITTEE

Phyllis J. Campbell, Chair

Robert G. Miller

Philip G. Satre

Robert D. Walter

Alison A. Winter

Executive Officers

The names and ages of the Company’s Executive Officers, and their positions, terms of office, family relationships and business experience are listed below. All information is as of April 9, 2009. The officers are appointed annually by the Board of Directors following each year’s Annual Meeting of Shareholders. Officers serve at the discretion of the Board of Directors.

Name	Age	Title	Officer Since	Family Relationship
Laurie M. Black	50	Executive Vice President and General Merchandise Manager - Cosmetics Division	1997
Robert E. Campbell	53	Treasurer and Vice President - Investor Relations	1997
Linda Toschi Finn	61	Executive Vice President - Marketing	1998
James A. Howell	43	Vice President - Finance	2007
David G. Johansen	58	Vice President, Secretary and Counsel	2000
Kevin T. Knight	53	Executive Vice President; Chairman and Chief Executive Officer - Nordstrom fsb; and President - Nordstrom Credit, Inc.	1998
Michael G. Koppel	52	Executive Vice President and Chief Financial Officer	1999
Daniel F. Little	47	Executive Vice President and Chief Administrative Officer	2003
Scott A. Meden	46	Executive Vice President and President - Nordstrom Rack	2006
Jack H. Minuk	54	Executive Vice President and General Merchandise Manager - Shoe Division	1997
Margaret Myers	62	Executive Vice President and General Merchandise Manager - Accessories and Women’s Specialized Divisions	2005
Blake W. Nordstrom	48	President	1991	Brother of Erik and Pete Nordstrom and second cousin of James F. Nordstrom, Jr., all Executive Vice Presidents of the Company.
Erik B. Nordstrom	45	Executive Vice President and President - Stores	1995	Brother of Blake and Pete Nordstrom and second cousin of James F. Nordstrom, Jr., each an Executive Vice President of the Company.
James F. Nordstrom, Jr.	36	Executive Vice President and President - Nordstrom Direct	2005	Second cousin of Blake, Erik and Pete Nordstrom, each an Executive Vice President of the Company.
Peter E. Nordstrom	47	Executive Vice President and President - Merchandising	1995	Brother of Blake and Erik Nordstrom and second cousin of James F. Nordstrom, Jr., each an Executive Vice President of the Company.
Loretta Soffe	42	Executive Vice President and General Merchandise Manager - Women’s Apparel Division	2005
Delena M. Sunday	48	Executive Vice President - Human Resources and Diversity Affairs	1998
David M. Witman	50	Executive Vice President and General Merchandise Manager - Men’s and Kidswear Divisions	2005

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Laurie M. Black was named Executive Vice President and General Merchandise Manager – Cosmetics Division, in February 2006. She previously served as Executive Vice President and President – Nordstrom Rack from December 2001 to March 2006, as Vice President and Corporate Merchandise Manager from May 2000 to December 2001, and as Vice President and Northwest Divisional Merchandise Manager from 1999 to 2000. Ms. Black has been employed by the Company since 1978.

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Robert E. Campbell was appointed Treasurer and Vice President – Investor Relations in March 2009. From March 2003 to February 2009 he served as Vice President – Finance Full-line Stores, and from May 1999 to February 2003 he served as Treasurer and Vice President – Strategy and Planning. During this time Mr. Campbell also was responsible for the Company’s investor relations. He has been employed by the Company since February 1997.

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Linda Toschi Finn was named Executive Vice President – Marketing in September 2000. She previously served as Vice President and Marketing Director – Full-Line Store Group from 1999 to 2000 and as Vice President – Sales and Promotion from 1998 to 1999. Ms. Finn has been employed by the Company since 1975.

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James A. Howell was named Vice President – Finance, upon joining the Company in August 2007. Mr. Howell also functions as the Company’s Principal Accounting Officer. From July 2003 to August 2007, Mr. Howell was employed at Blockbuster Inc., most recently as Senior Vice President and Corporate Controller. From 2002 to 2003, Mr. Howell worked for CAE SimuFlite, Inc., a provider of training for the civil aviation industry, after spending twelve years with PricewaterhouseCoopers serving clients in both the retail and financial services industries.

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David G. Johansen was named Secretary on an interim basis in June 2008. Since joining the Company in July 2000, he has served as Vice President and Counsel. Prior to joining the Company, Mr. Johansen was a partner at Lane Powell PC, where he had practiced since 1976 and served as Chairman of the Real Estate Department and Co-Chairman of the Business Department.

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Kevin T. Knight was named Executive Vice President of the Company in September 2000. Since joining the Company in 1998, he has served as Chairman and Chief Executive Officer – Nordstrom fsb and as President – Nordstrom Credit, Inc. He previously served as Vice President from 1998 to September 2000.

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Michael G. Koppel was named Executive Vice President and Chief Financial Officer in May 2001. From 1999 to 2001, he served as Vice President, Corporate Controller and Principal Accounting Officer. Mr. Koppel previously served as Chief Operating Officer of CML Group, a specialty retail holding company, and as Chief Financial Officer of Lids Corporation, a mall-based specialty retailer from 1997 through 1998.

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Daniel F. Little was named Executive Vice President and Chief Administrative Officer in March 2003. From July 2002 until March 2003, he served as Vice President – Supply Chain Strategy. Mr. Little previously spent nine years working in various assignments with Colgate-Palmolive, most recently as Manufacturing General Manager for Personal Care Products in Europe.

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Scott A. Meden was named Executive Vice President and President – Nordstrom Rack in February 2006. He previously served as Divisional Merchandise Manager from September 2002 to January 2006, as Director of Business Planning and Analysis from 2001 to September 2002, and as Financial Manager – Shoes from 1999 to 2001. He has been employed by the Company since 1985.

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Jack H. Minuk was named Executive Vice President and General Merchandise Manager – Shoe Division, in November 2005. He previously served as Vice President and Corporate Merchandise Manager from 1997 to November 2005. Mr. Minuk has been employed by the Company since 1981.

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Margaret Myers was named Executive Vice President and General Merchandise Manager – Accessories and Women’s Specialized Divisions, in November 2005. She previously served as Vice President and Corporate Merchandise Manager from 2001 to November 2005, as Product Market Leader from 2000 to 2001, and as Divisional Merchandise Manager from 1998 to 2000. Ms. Myers has been employed by the Company since 1984.

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Blake W. Nordstrom was named President of the Company in August 2000. He previously served as Executive Vice President and President – Nordstrom Rack from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1975.

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Erik B. Nordstrom was named Executive Vice President and President – Stores in February 2006. From August 2000 to February 2006, he served as Executive Vice President – Full-Line Stores. He previously served as Executive Vice President and Northwest General Manager from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1979.

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James F. Nordstrom, Jr. was named Executive Vice President of the Company and President – Nordstrom Direct in February 2005. He previously served as Corporate Merchandise Manager – Children’s Shoes, from

May 2002 to February 2005, and as a project manager for the design and implementation of the Company’s inventory management system from 1999 to May 2002. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1986.

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Peter E. Nordstrom was named Executive Vice President and President – Merchandising in February 2006. From September 2000 to February 2006, he served as Executive Vice President and President – Full-Line Stores. He previously served as Executive Vice President and Director of Full-Line Store Merchandise Strategy from February 2000 to September 2000, and as Co-President of the Company from 1995 to 2000. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1978.

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Loretta Soffe was named Executive Vice President and General Merchandise Manager – Women’s Apparel Division, in November 2005. She previously served as Vice President and Corporate Merchandise Manager from April 2001 to November 2005, as Corporate Merchandise Manager from January 2001 to April 2001, as Product Market Leader from 2000 to January 2001, and as National Buyer from 1999 to 2000. Ms. Soffe has been employed by the Company since 1987.

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Delena M. Sunday was named Executive Vice President – Human Resources and Diversity Affairs in November 2002. She previously served as Executive Vice President – Diversity Affairs from 2000 to November 2002, and as Vice President – Diversity Affairs from 1998 to 2000. Ms. Sunday has been employed by the Company since 1980.

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David M. Witman was named Executive Vice President and General Merchandise Manager – Menswear and Kidswear Divisions, in November 2005. He previously served as Divisional Vice President and Corporate Merchandise Manager from 2001 to November 2005, and as Divisional Vice President and Menswear Product Market Leader from 1999 to 2001. Mr. Witman has been employed by the Company since 1987.

Compensation of Executive Officers

Compensation Discussion and Analysis	The following sections describe our executive compensation program and the 2008 fiscal year compensation decisions made for our Named Executive Officers:

Context for Decision Making • Our Business and Pay for Performance • Guiding Principles for Compensation • Roles in Executive Compensation • Compensation Committee Meeting Calendar

Elements of Compensation • Mix of Compensation Elements • Competitiveness of the Executive Compensation Program • Our Approach and Decisions for each Compensation Element

Additional Information • Post-Employment Agreements • Stock Ownership Guidelines • Tax and Accounting Considerations • Executive Compensation Clawback Policy

Context for Decision Making

Our Business and Pay for Performance

During fiscal year 2008, we adjusted to a new sales reality created by an extremely challenging retail environment. While we maintained our focus on the customer experience in our stores and online, we had to make tough decisions to protect the best interests of the Company and our shareholders. Under these circumstances, we still made positive strides in many areas of the business including sales channel alignment, inventory management and expense control. In the end, we fell short of the financial expectations that we established at the beginning of the year, but reacted quickly and strategically in navigating difficult times.

Our business results were reflected in the 2008 compensation of all our employees, not just the Named Executive Officers. Through our long-held approach to pay-for-performance, soft store sales and Company earnings had a profound impact on all variable pay including sales commissions, performance-based bonuses and profit sharing. However, the effect was not unexpected as employees across our organization know that their individual and collective contribution to our success is rewarded commensurate with results.

Our Compensation Committee and the Board support this straightforward approach to compensation that focuses on pay-for-performance. Given this plan design, in 2008 the Named Executive Officer base salaries remained unchanged from the prior year, their performance-based bonuses were limited or nonexistent and their performance-based equity did not vest.

As we move into 2009, business continues to be challenging. While we don’t know how long the current economic downturn will last, we have a solid business and compensation strategy in place to weather the storm. We have learned much about operating in this new environment and continue to believe the best years for Nordstrom are yet to come.

Guiding Principles for Compensation

Our approach to compensation for all employees, including our Named Executive Officers, is guided by these principles:

•	motivate and reward our people to achieve meaningful results that support our strategic goals and shareholder interests;

•	attract and keep the best talent through programs that reflect our values and consider, but are not dictated by, market practice;

•	manage the cost of our programs while maintaining their purpose and benefit;

•	keep things simple to promote understanding for our employees and transparency for our shareholders; and

•	be attuned to regulatory compliance, trends and new ideas to support our programs and diverse workforce.

Roles in Executive Compensation

The following parties are responsible for the development and delivery of our guiding principles and compensation plans for Named Executive Officers:

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Our Compensation Committee oversees the executive compensation program for the Named Executive Officers and others in the Executive Management Group. In fulfilling its responsibilities, the Committee also oversees certain compensation plans that apply to other employees throughout the organization. In this way, we work toward a common theme in motivating and rewarding our employees. In some instances, compensation plans may also require Board involvement or the Committee may solicit the Board for feedback in coming to a decision. A summary of the Committee’s role is provided on page 15 and the Committee Charter may be found on our website at www.nordstrom.com. To view the Committee Charter, select Investor Relations, select Corporate Governance, then select Compensation Committee.

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The Committee’s external executive compensation consulting firm, Semler Brossy Consulting Group, is retained by, and reports directly to, the Committee. A consultant from the firm attends relevant parts of the Committee meetings in person or by phone and supports the Committee’s role by providing independent expertise on market practices, compensation program design and related subjects. The firm and consultant provide services only as directed by the Committee and have no other relationship with the Company.

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Management supports the Committee’s activity by providing analyses and recommendations developed internally or with the assistance of external consulting firms other than the Committee’s consulting firm. During fiscal year 2008, primary technical guidance to management on executive compensation came from the professional services firm Towers Perrin.

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Our President provides input to the Committee on the level and design of compensation elements for the Executive Management Group, including the Named Executive Officers. The Chief Financial Officer and Executive Vice President – Human Resources and Diversity Affairs also attend the Compensation Committee meetings to provide perspective and expertise relevant to the agenda.

Compensation Committee Meeting Calendar

Each quarterly Committee meeting has a particular focus and follows an annual calendar established by the Committee Chair in partnership with management. Often, topics are raised in one meeting for analysis and discussion, then proposed for approval at the next meeting after all aspects and questions have been addressed.

Additional Committee discussion topics related to internal or external events are added to the agenda by the Committee Chair as they arise. Interim Committee meetings, also called by the Committee Chair, are held by teleconference to continue discussion on a particular subject or to receive updates between meetings. Primary topics for the annual Committee calendar are summarized below.

Timing	February	May	August	November
Areas of Focus	Fiscal Year-End Closing and Decisions for Next Fiscal Year	Shareholder and Other Topics	Guiding Principles	Preparation for Next Fiscal Year

Discussion Topics

Performance-based bonus measure results and payout for the prior fiscal year; performance share unit vesting

Performance-based bonus measures and milestones, and compensation changes for the new fiscal year

Annual equity grant

		Shareholder meeting and related topics Compensation plan status and forecast Special projects	Guiding principles for compensation External compensation trends Mid-year status on performance-based bonus measures	Total compensation and plan changes for the next fiscal year

Elements of Compensation

Our compensation package for the Named Executive Officers consists of six basic elements outlined in the following table. This package is based on our fundamental premise of pay-for-performance and our guiding principles described in the previous section, but each element has its own purpose. Many of the plans in which the Named Executive Officers participate are also open to a broader leadership-level group or the full employee population, given certain eligibility requirements.

Element	Purpose	Description
Base salary	Provide base-line compensation reflecting job responsibilities	Fixed portion of total pay
Performance-based bonus	Create alignment with business strategy and operating performance	Cash award
Long-term incentives	Provide opportunities for ownership and financial rewards to promote decision making consistent with the goals of the Company and shareholders	Stock options and performance share units
Broad-based benefits	Offer health and financial protection programs to support well-being and healthy lifestyles	Contribution to medical, dental and vision coverage; life, short-term and long-term disability, accident and long-term care insurance; health and dependent care flexible spending accounts; adoption assistance; commuter support; employee referral assistance and financial services; discounted stock purchase plan; paid holidays and time off; merchandise discount
Leadership benefits	Provide limited health and financial management benefits that are generally competitive with companies our size	Salary continuance, long-term disability coverage and life insurance; reimbursement for qualifying out-of-pocket medical expenses; reimbursement for financial planning expenses; contribution to parking expenses; deferred compensation plan; separation benefits
Retirement benefits	Support retirement savings Encourage retention and reward sustained and significant contribution to Company success	401(k) match; profit sharing Contribution to retiree health coverage; supplemental executive retirement benefit

Blake, Pete and Erik Nordstrom have elected to forego certain leadership and retirement benefits provided by the Company given the level of their stock ownership and alignment of their compensation package with Company performance. These declined benefits are reimbursement for financial planning expenses, contribution to parking expenses, potential separation benefits upon involuntary termination and Company contributions to profit sharing.

Mix of Compensation Elements

The Committee works with management to create an effective mix of compensation elements and potential outcomes for the Named Executive Officers. The primary focus of the mix is based on our pay-for-performance philosophy, guiding principles for compensation and the following characteristics of each compensation element:

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Fixed vs. Variable Compensation: over two-thirds of the value of the targeted compensation package for Named Executive Officers is weighted toward performance and compensation that is earned when our executives or the Company are successful in ways that also support shareholder interests.

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Short- vs. Long-Term Focus: compensation elements for the Named Executive Officers focus on different objectives in our strategic plan and create a balance between more immediate and longer-range goals.

•	Cash vs. Non-Cash: the forms of payment to our Named Executive Officers vary by type of compensation and are intended to complement the overall compensation package.

The following table summarizes how each compensation element delivers on the characteristics outlined above. While we do not establish targeted ratios for each characteristic, we do monitor the balance between them on a periodic basis.

Compensation Element	Fixed vs. Variable Compensation	Short- vs. Long-Term Focus	Cash vs. Non-Cash
Base salary	Fixed: increases are based on an executive’s performance and other relevant factors for the previous fiscal year	Short-term	Cash
Performance-based bonus	Variable: performance-based bonus payouts can vary widely from year to year based on Company and individual results against defined performance measures	Short-term	Cash
Long-term incentives	Variable: long-term incentive value from stock options and performance share units can vary widely based on Company and stock price performance	Long-term	Cash and equity
Broad-based and leadership benefits	Fixed: benefits provide a value that can increase based on usage, but not performance	Short-term	Cash and non-cash
Retirement benefits	Variable: there is some variation in value based on Company performance (profit sharing) and individual performance (performance-based bonus component of the supplemental executive retirement benefit)	Long-term	Cash

Competitiveness of the Executive Compensation Program

Market Data

With the Committee’s support, management elected not to conduct an annual competitive analysis on executive compensation elements for fiscal year 2008. In past years, the analysis represented market data from a broad retail peer group including our direct competitors listed below.

Abercrombie & Fitch Co.	Kohl’s Corporation	Sears Holdings Corporation
AnnTaylor Stores Corporation	Limited Brands, Inc.	The Talbots, Inc.
Chico’s FAS, Inc.	Macy’s, Inc.	Target Corporation
Dillard’s, Inc.	Neiman Marcus	Tiffany & Co.
The Gap, Inc.	Saks Incorporated	Urban Outfitters, Inc.
J.C. Penney Company, Inc.

At the time we would typically begin the competitive analysis, we knew that the targeted levels of current compensation elements for the Named Executive Officers and others in the Executive Management Group were consistent with our guiding principles and would not be changing. In addition, we knew that market data would represent company information reported prior to the economic downturn, which could make the results less useful in our decision making. As a result, we decided not to conduct the analysis.

We continue to believe that knowledge of market practices, particularly those of our peers, is helpful in assessing the design and targeted level of our executive compensation package. The information can provide a reference point for management and the Committee in reviewing competitiveness and is an important component within our guiding principles for attracting and retaining our best talent. For that reason, we will resume a competitive analysis when there is added value to be gained from the information.

In the meantime, we will continue to reference the variety of published and private surveys on executive compensation trends and practices that are less comprehensive, but have supplemented our analysis in the past. These sources often represent our direct competitors, listed above.

Market Position

In the past, the Committee has worked with the President to articulate a desired competitive position for each compensation element by referring to a percentile ranking among our broad retail peer group. This desired position has applied to pay plans across the Company including those for the Named Executive Officers. This desired position remains unchanged from fiscal year 2007, as shown below.

Element	Desired Market Position
Base salary	50th percentile
Performance-based bonus	50th percentile for target results 75th percentile for superior results
Long-term incentives	50th percentilefor delivery at grant with opportunity for growth in value based on results
Broad-based benefits	50th percentile
Leadership benefits	50th percentile for those benefits provided
Retirement benefits	50th percentile for those benefits provided

Consistent with our guiding principles, these desired market percentiles serve as guideposts for the Committee’s decision making rather than strict policy for establishing compensation. Actual compensation for the Named Executive Officers may vary somewhat depending on individual circumstances.

We have traditionally maintained total compensation levels for the President, President – Merchandising and President – Stores below the 25th percentile of the broad retail peer group because these executives are already highly incented through their stock ownership. Total compensation levels for the Chief Financial Officer and Chief Administrative Officer are within range of the desired market position.

Our Approach and Decisions for each Compensation Element

The following section provides information about the approach and decision making for each element in the Named Executive Officers’ fiscal year 2008 compensation package. Most of the decisions and parameters surrounding the compensation structure, including those related to the annual performance-based bonus or grant of long-term incentives, are defined during the design process rather than at the time of payout or award. In this way, financial outcomes are based on agreed upon principles rather than Committee discretion. While there weren’t significant design changes to compensation elements for 2008, if there had been, the Committee would have discussed the impact of the change on the overall value and mix of the compensation package.

Changes for Fiscal Year 2008

The Committee made only two changes to our approach to 2008 compensation for the Named Executive Officers. The changes were limited to the performance-based bonus plan, as outlined below, because the other plans are meeting the Committee’s overall expectations for pay-for-performance, motivation and retention.

Compensation Element	Changes for Fiscal Year 2008	No Change
Base salary		x
Performance-based bonus

For all Named Executive Officers:

•   Changed the financial bonus measure of Earnings Before Tax (EBT) to Earnings Before Interest and Tax (EBIT) to use a more comprehensive evaluation of our operating performance.

•   Established a more aggressive starting point for bonus payout on the EBIT measure so that no bonus would be earned unless we achieved the target level milestone. In the past, we had identified a beginning point for bonus payout that corresponded with results below target.

Long-term incentives		x
Broad-based benefits		x
Leadership benefits		x
Retirement benefits		x

Base Salary

Our Approach and Decisions

Typically, the President and Committee begin their review of base salary for the Named Executive Officers by comparing our pay levels to similar roles in our broad retail peer group. The President provides further input by describing the previous year’s expectations and achievements of each executive, their pay history and pay equity with other internal roles.

The result of the review is that our Named Executive Officers do not necessarily receive increases in base salary every year. When they do, the changes are effective April 1 of the new fiscal year following their Annual Performance Review, which includes a discussion about individual results against defined expectations.

This year, the Committee supported the President’s recommendation to maintain 2007 base salary levels for the Named Executive Officers in fiscal year 2008. While these Officers performed well on an individual basis in fiscal year 2007, their total compensation package was within our desired market position. For this reason, the decision was made not to change base salary, but instead to focus on the potential value that these executives might gain through the performance-based bonus and long-term incentives.

Performance-Based Bonus

Our Approach and Decisions

Annual performance-based cash awards under the Executive Management Group Bonus Plan are designed to focus the Named Executive Officers on the accomplishment of specific goals that align with business strategy and operating performance. In support of our guiding principles, the performance-based bonus awards pay out when pre-determined measures are achieved.

The current bonus plan was adopted by shareholders in February 2004 and expired in February 2009. As a result, an updated description of the Plan is included on page 11 as Proposal 3 for adoption by shareholders. Adoption of the proposal will allow us to continue eligibility for a tax deduction of the annual performance-based cash bonus under Section 162(m) of the Internal Revenue Code.

The President reviews a number of underlying factors with the Committee in establishing the annual bonus arrangements for the Named Executive Officers and others within the Executive Management Group. These factors include:

•	the Company’s annual and long-range strategic goals to ensure that performance measures will support our direction on both an individual and collective level;

•	the Company’s upcoming financial expectations to achieve the desired balance between executive pay opportunity, reinvestment in the Company and return to shareholders through dividends;

•	in a typical year, market pay information for similar roles to understand the competitive position of the performance-based bonus element within the total compensation package.

With this context, the President provides input to the Committee on the following components of the Plan for each member of the Executive Management Group, including the Named Executive Officers:

•	bonus opportunity defined as a percentage of base salary to establish parameters for payout;

•	financial or qualitative performance measures depending on an executive’s role and area of influence to align management and shareholder interests;

•	performance measure weighting to indicate significance of the expected results; and

•	performance measure milestones to identify achievement that corresponds with specified levels of payout.

Bonus Opportunity

The annual bonus opportunity for the Named Executive Officers is defined as a percentage of base salary. For fiscal year 2008, the Committee maintained the prior year’s opportunity, as follows, because it continued to meet the expectations for performance-based compensation:

•	Blake, Pete and Erik Nordstrom had a target bonus opportunity of 100% of base salary. Their maximum bonus opportunity was 250% of base salary, that is, 2.5 times their target opportunity of 100%.

•	Mike Koppel and Dan Little had a target bonus opportunity of 60% of base salary. Their maximum bonus opportunity was 150% of base salary, that is, 2.5 times their target opportunity of 60%.

The target bonus opportunity for the Named Executive Officers is somewhat lower than what we have seen in our peer companies in the past. However, the 2.5 times target maximum potential is greater than the 2.0 times target maximum that is common among large employers. Based on our pay-for-performance philosophy, we would prefer to be more conservative on target bonus opportunity as a percent of base salary and allow for continued rewards at the truly superior performance levels to encourage positive results.

The range of possible payouts for fiscal year 2008 performance under the Executive Management Group Bonus Plan is shown in the Grants of Plan-Based Awards in Fiscal Year 2008 table, footnote (b), on page 48.

Performance Measures and Weighting

The performance measures and weighting are intended to balance the focus of each role across the most important Company objectives. For fiscal year 2008, these measures and weightings were as follows:

•	All of the Named Executive Officers had an EBIT measure. If achieved, this measure would not pay out unless a Return on Invested Capital (ROIC) threshold had also been met.

–	For Blake, Pete and Erik Nordstrom, the EBIT measure and ROIC threshold made up 100% of their performance-based bonus criteria.

–	For Mike Koppel and Dan Little, the EBIT measure and ROIC threshold made up 75% of their performance-based bonus criteria.

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Mike Koppel and Dan Little also each had two qualitative performance measures as outlined below, which corresponded with their roles and responsibilities. The combination of these qualitative measures made up 25% of their performance-based bonus criteria. Based on the priorities for fiscal year 2008, the President and the Committee believed this combination of measures represented the intended focus for these executives.

The 2008 performance measures and weighting for the Named Executive Officers are shown below.

	Fiscal Year 2008 Performance Measures and Weighting
Executive	EBIT w/ ROIC Threshold (%)	Cost/Asset Productivity (%)	Business Strategy and Communication (%)	Multi- Channel Strategy (%)
Blake W. Nordstrom	100	—	—	—
Peter E. Nordstrom	100	—	—	—
Erik B. Nordstrom	100	—	—	—
Michael G. Koppel	75	12.5	12.5	—
Daniel F. Little	75	12.5	—	12.5

The 2008 qualitative measures for Mike Koppel and Dan Little are summarized below.

• Cost/Asset Productivity:	Achieve defined cost savings and carry out opportunities for reallocation of resources.
• Business Strategy and Communication:	Enhance transparency into Company strategy and business performance for external stakeholders.
• Multi-Channel Strategy:	Ensure areas of the business are aligned and key technology initiatives are implemented to support our multi-channel strategy.

Performance Measure Milestones and Results

The EBIT and qualitative performance measures each have a range of potential achievement levels, called milestones, and associated payouts as a percentage of target bonus opportunity.

•	Milestones for the EBIT measure are expressed as dollars. The ROIC threshold is expressed as a percentage.

•	Milestones for the qualitative measures are defined as dollars, timing or outcomes, depending on the measure.

The 2008 financial milestones and results for the EBIT measure are shown in the following table. An executive’s payout on this measure is based on a pre-defined and corresponding level of results, so the Committee does not need to apply discretion at fiscal year end.

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Results on incentive EBIT were below the target milestone, the minimum level for payout, so no bonus was earned on this measure for any Named Executive Officer. In addition, incentive ROIC results of 12.1% were below the defined threshold of 16.0%. “Incentive EBIT and incentive ROIC” may differ from the EBIT and ROIC reported in our financial statements because they exclude one-time gains or losses.

Results are also shown in the following table for the 2008 qualitative measures for Mike Koppel and Dan Little.

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Results on qualitative measures could range from 0% to 150% of target bonus opportunity depending on the executive’s achievement of pre-defined milestones. Mike Koppel achieved the maximum of 150% of target on his measures as he met the Cost/Asset Productivity and Business Strategy and Communication milestones established for the superior performance level. Dan Little achieved the maximum of 150% of target on his Cost/Asset Productivity measure as he met the milestone established for the superior performance level; he achieved 100% of target on his Multi-Channel Strategy measure milestone.

Bonus Payout

The 2008 bonus payouts and methodology for the Named Executive Officers by performance measure are shown below. The total payout amounts are also shown in the Summary Compensation Table on page 44 in column (e) “Non-Equity Incentive Plan Compensation.”

2008 Bonus Payout by Measure

	Measure	Target Bonus Opportunity	x	Base Salary	=	Target Bonus Payout	x	Measure Weight	=	Measure at Target Payout	x	Measure Result	=	Measure Payout	=	Total Payout
Blake W. Nordstrom	EBIT w/ROIC Threshold	100%	x	$700,000	=	$700,000	x	100%	=	$700,000	x	0%	=	$0	=	$0
Peter E. Nordstrom		100%	x	$650,000	=	$650,000	x	100%	=	$650,000	x	0%	=	$0	=	$0
Erik B. Nordstrom		100%	x	$650,000	=	$650,000	x	100%	=	$650,000	x	0%	=	$0	=	$0
Michael G. Koppel		60%	x	$480,000	=	$288,000	x	75%	=	$216,000	x	0%	=	$0	=	$0
Daniel F. Little		60%	x	$420,000	=	$252,000	x	75%	=	$189,000	x	0%	=	$0	=	$0
Michael G. Koppel	Cost/Asset Productivity	60%	x	$480,000	=	$288,000	x	12.5%	=	$36,000	x	150%	=	$54,000	=	$108,000
	Business Strategy and Communication	60%	x	$480,000	=	$288,000	x	12.5%	=	$36,000	x	150%	=	$54,000
Daniel F. Little	Cost/Asset Productivity	60%	x	$420,000	=	$252,000	x	12.5%	=	$31,500	x	150%	=	$47,250	=	$78,750
	Multi-Channel Strategy	60%	x	$420,000	=	$252,000	x	12.5%	=	$31,500	x	100%	=	$31,500

Long-Term Incentives

Our Approach and Decisions

Annual grants under the 2004 Equity Incentive Plan provide an incentive and opportunity for financial rewards for the Named Executive Officers and other leadership-level employees. The types of equity granted in fiscal year 2008 included:

•

stock options which create value when our stock price increases over the grant price. Options vest and become exercisable in four equal annual installments beginning one year from the date of grant and have a 10-year term. The 2004 Equity Incentive Plan does not allow for repricing, for grants below fair market value on the date of grant or for cash dividend payments on options.

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performance share units which create a balanced focus on absolute performance expressed through our stock price and relative performance compared to a peer group of direct competitors. This group includes the companies identified on page 32 with the exception of Neiman Marcus, which is privately held. The President reviews this peer group with the Committee on a regular basis to assess the continued relevance to our business.

Performance share units vest after a three-year performance cycle only when the Company’s Total Shareholder Return (growth in stock price and reinvestment of dividends) is positive and outperforms companies in the peer group. Dividends are not paid on unearned performance share units. The Committee and the President believe Total Shareholder Return is a meaningful measure for performance share units as it tracks with shareholder interests and complements the performance measures established for executives under the performance-based bonus plan.

Performance Share Unit Vesting

For purposes of determining performance share unit vesting, the share price of our Common Stock and the share prices of the companies in the peer group are based on a 30 trading-day closing price average that is established both prior to the beginning of the performance cycle and prior to the end of the performance cycle. When our Total Shareholder Return far outperforms the companies in the peer group, executives can earn up to 125% of the units originally granted as outlined in the schedule below. The vesting continues to follow this schedule even if there are changes in the number of peer companies due to mergers, acquisitions, dissolutions or other industry consolidation. The Committee certifies vesting results after the end of each three-year performance cycle.

Nordstrom Percentile Rank Among Peer Group (Assuming Nordstrom Total Shareholder Return is Positive)	Performance Share Units at Payout (% of Grant)
>85th	125
>75th	100
>65th	85
>50th	75
≤50th	0

Vested performance share units are settled in shares of Common Stock or cash at the election of the executive. Prior to vesting, the Named Executive Officers may also elect to defer their vested units into the Executive Deferred Compensation Plan described beginning on page 55.

In keeping with our pay-for-performance philosophy, our approach to performance share units intentionally requires high standards of performance before any payout may be earned. In addition, our design provides less upside potential than some other large employers with similar programs to keep the payout within a reasonable range. Given the leverage that we offer through the performance-based bonus plan and the potential that has been recognized in recent years under the 2004 Equity Incentive Plan, the Committee and the President believe this is the appropriate way to reward for what are truly superior results.

There was no payout for 2006 performance share units for the three-year performance cycle ending on January 31, 2009 as shown in the Option Exercises and Stock Vested in Fiscal Year 2008 table on page 53. Although our Total Shareholder Return was above the threshold of the 50th percentile, the minimum results for vesting, the performance shares were not earned since Total Shareholder Return was negative.

The range of performance share unit payouts targeted for the three-year performance cycle beginning February 3, 2008, and ending January 29, 2011, is provided in the Grants of Plan-Based Awards in Fiscal Year 2008 table on page 48.

Equity Grant Practices

The targeted long-term incentive value that determines the size of the annual grant to eligible employees is expressed as a percentage of base salary. The fiscal year 2008 target was 150% of base salary for each Named Executive Officer. The Committee has the discretion to change the percentages at the time of the grant, but has historically adhered to the guidelines they established in advance.

Considerations for the long-term incentive percentage include market competitiveness for the value of long-term incentives, our annual share usage and dilution, internal equity of grant size by position, and share usage guidelines that have been adopted by some of our largest institutional investors.

The Committee and President agree that a 75% / 25% split between stock options and performance share units for the Named Executive Officers creates the right balance of absolute performance measured through stock options and relative performance measured through performance share units.

Based on this split, the number of options or performance share units for each grant is determined by:

•

dividing the dollar value attributed to stock options by the economic value of an option on the grant date. The economic value approximates the Company’s accounting valuation on the grant date (see Tax and Accounting Considerations on page 43); and

•	dividing the dollar value attributed to performance share units by the closing price of a share of Common Stock on the grant date.

All grants for Named Executive Officers are approved at Committee meetings, which are generally scheduled at least a year in advance. These scheduling decisions are made independent from decisions about anticipated earnings or other major announcements by the Company. The following table outlines the Compensation Committee and delegated equity granting authority under the 2004 Equity Incentive Plan for the forms of equity most commonly granted. Annual grant limits have been adjusted for the 2005 stock split that occurred after the Plan was originally approved by shareholders in 2004.

Approval Authority	Grant Type	Grant Date	Annual Grant Limit
Compensation Committee	All allowable equity under the Plan for: • annual grant • periodic grants (new hire, promotion, performance)	Committee meeting approval date, unless: • falls within a closed trading period, • then, the grant date is the first trading day after approval that falls within an open trading window	500,000 options to any employee 500,000 performance share units to any employee
Subcommittee of the Compensation Committee, consisting of the Committee Chair and another independent Director, with reporting to the full Compensation Committee	Stock or stock option grants (typically on an annual basis for a limited number of leadership employees in recognition of superior performance)	For stock: Subcommittee meeting approval date For stock options: same as Compensation Committee approval, above	4,000 shares in total
President, with reporting to the Compensation Committee	Stock for Pacesetters (our highest-performing salespeople) based on pre-defined performance goals	Approval date	40,000 shares in total

Broad-based Benefits

Nordstrom offers a comprehensive program of broad-based health and financial programs to the Named Executive Officers and all eligible employees. The most significant broad-based benefits and their purpose for inclusion in the compensation package are summarized in the following table and explained in more detail where noted.

Benefit	Purpose	More Information
Contribution to medical, dental and vision coverage, and related benefits and services	Offer health and financial protection programs to support well-being and healthy lifestyles	See Elements of Compensation, page 30
Merchandise discount	Encourage knowledge of our merchandise and the customer experience	See All Other Compensation in Fiscal Year 2008, page 46, footnote (e)
Employee Stock Purchase Plan	Provide the opportunity to own stock in the Company, benefit from our collective results through increased stock price and create a link with our shareholders	Enrollees contribute up to 10% of eligible pay and bonus (after tax) to purchase Common Stock. The purchase price is a 10% discount from the closing price on the last day of each six-month offer period. Purchases may not exceed Internal Revenue Code and Plan limits.

Leadership Benefits

Nordstrom offers a limited number of benefits to the Named Executive Officers and other leadership-level employees, in addition to the broad-based benefits program. Each benefit supports a specific purpose, but generally falls within the overall objective of providing a competitive offering for a company our size. The President regularly reviews these benefits with the Committee for consistency with our guiding principles, organizational culture and market practices. The most significant leadership benefits and their purpose are summarized in the following table and explained in more detail where noted.

Benefit	Purpose	More Information
Salary continuance and long-term disability coverage and life insurance	Provide low-cost extension of broad-based benefits to help plan for the unexpected
Reimbursement of qualifying out-of-pocket medical expenses	Provide extended benefit coverage in recognition of leadership level	See All Other Compensation in Fiscal Year 2008, page 46
Reimbursement for financial, tax and estate planning	Encourage active management of individual compensation packages to gain maximum value
Executive Deferred Compensation Plan	Provide those who may be limited in the amount they may contribute to the 401(k) with an alternate opportunity to make and invest pre-tax deferrals. Does not include a Company match	See Nonqualified Deferred Compensation, page 55
Leadership Separation Plan	Provide financial and outplacement assistance during the initial unemployment period for a successful transition	See Potential Payments Upon Termination or Change in Control at Fiscal Year End 2008, footnote (a), page 58

Retirement Benefits

Nordstrom offers several retirement benefits to the Named Executive Officers and other eligible employees, as follows.

Benefit	Purpose	More Information
401(k) Plan & Profit Sharing	Support retirement savings and share profits to create alignment with Company goals	See All Other Compensation in Fiscal Year 2008, page 46, footnotes (f) and (g)
Supplemental Executive Retirement Plan	Encourage designated executives to stay with Nordstrom throughout their careers; reward significant and sustained contribution to Company success by adding to financial security upon retirement	See Pension Benefits, page 53
Retiree health coverage	Encourage retention and contribute to the well-being of executives after retirement	Continued health care coverage after retirement. Costs are shared by the Company and the retiree who pays the equivalent of the employee premium.

Upcoming Changes for Fiscal Year 2009

In keeping with the calendar of compensation activities, the President has already proposed changes to the Committee on selected compensation elements for Named Executive Officers for fiscal year 2009. The Committee supported these changes, outlined below, and believes that the current program continues to meet our guiding principles:

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Base salary for the Named Executive Officers will remain unchanged from fiscal year 2008. Although the executives performed well on an individual basis, our focus will continue to be on the potential value that these executives might gain through the performance-based bonus and long-term incentives.

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Performance-based bonus target opportunity for Mike Koppel and Dan Little will increase from 60% to 80% of base salary. Performance measures will change from a combination of EBIT with an ROIC threshold and qualitative measures, to a single measure for EBIT with an ROIC threshold. The changes recognize the significance of these roles and increase the alignment of their compensation with Company performance.

•	Stock ownership targets increased for most Named Executive Officers as noted on page 42 to reinforce the alignment between shareholder and management interests.

Additional Information

Post-Employment Agreements

Nordstrom does not have individual employment agreements with any of the Named Executive Officers.

Under our Leadership Separation Plan, eligible Named Executive Officers receive benefits upon involuntary termination of employment by the Company, other than for cause, to assist in the transition from active employee status. Plan provisions are provided in the Potential Payments Upon Termination or Change in Control at Fiscal Year End 2008, footnote (a) beginning on page 58.

With limited exceptions as described on pages 59 and 60, employees, including the Named Executive Officers, are not entitled to any payment or accelerated benefit in connection with a change in control of the Company.

Stock Ownership Guidelines

Ownership of Common Stock by our Named Executive Officers and other employees is encouraged by management and the Board of Directors to align interests with those of our shareholders. This is done in a number of ways, including:

•	providing the opportunity for all employees to purchase Common Stock under the Company’s Employee Stock Purchase Plan;

•	offering employees the opportunity to invest in Common Stock under the Company’s 401(k) Plan & Profit Sharing;

•	granting stock options and performance share units to eligible leadership-level employees under our 2004 Equity Incentive Plan; and

•	establishing stock ownership guidelines for identified executives that set expectations for achievement of ownership targets.

Stock ownership guidelines for our Directors are described in the Stock Ownership and Guidelines section on page 63.

Stock ownership guidelines for the Named Executive Officers and approximately 90 other leadership-level employees were formally established in 2004. Under the guidelines, the Named Executive Officers had five years, February 1, 2004 through January 31, 2009, to accumulate a targeted number of shares of Common Stock. Employees who became eligible for the guidelines after the period start date received a prorated ownership target. The number of targeted shares represented a dollar value equivalent to a multiple of each executive’s base salary as of the first year of the program and did not fluctuate with stock price. The original number of targeted shares was adjusted for our 2005 stock split.

For purposes of determining stock ownership, ownership shares are made up of all forms of Common Stock including vested and deferred performance share units. Ownership shares do not include unvested or vested stock options and unvested performance share units.

The multiple of base salary to be directly or indirectly owned in Common Stock by the Named Executive Officers depends on the executive’s role in the Company, as follows:

Position	Multiple of Base Salary Expected for Prior Ownership Period
President	10x
President – Merchandising	5x
President – Stores	5x
Chief Financial Officer	3x
Chief Administrative Officer	2x

Under our guidelines, Nordstrom family executives and the Chief Financial Officer are required to arrange for stock transactions in accordance with an SEC Rule 10b5-1 trading plan. These plans predetermine the timing, number of shares and price at which an executive may buy or sell Company shares. The President, President – Merchandising, President – Stores and Chief Financial Officer must also achieve and maintain a minimum of 100% of their ownership targets before they may sell stock.

Management provides quarterly ownership updates for the Named Executive Officers to the Committee. As of the end of fiscal year 2008, all of the Named Executive Officers had exceeded their ownership targets.

Management will finalize the approach to stock ownership guidelines and targets for the next five-year period with the Committee in 2009. The approach will be similar to that of the previous achievement period that ended at the close of the 2008 fiscal year. One 2009 change that the Compensation Committee already made at the recommendation of the President was to increase the stock ownership expectation, expressed as a multiple of base salary. The new expectations apply to all Named Executive Officers except the President, who was already assigned the desired multiple. The new expectation, shown below, is intended to reinforce alignment between shareholder and management interests.

Position	Multiple of Base Salary Expected for Current Ownership Period
President	10x
President – Merchandising	10x
President – Stores	10x
Chief Financial Officer	4x
Chief Administrative Officer	3x

Tax and Accounting Considerations

The Committee recognizes the tax and regulatory factors that can influence the structure of executive compensation programs, including:

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Section 162(m) of the Internal Revenue Code which disallows a tax deduction to public corporations for compensation over $1 million paid to any Named Executive Officer except the Chief Financial Officer who is not subject to Section 162(m). The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Company’s shareholder-approved 2004 Equity Incentive Plan and Executive Management Group Bonus Plan are expected to comply with those requirements. However, there may be limited circumstances where objectives for pay elements do not allow for deductibility.

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Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”), where stock options and performance share units are accounted for based on their grant date fair value (see Note 1 and Note 12 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended January 31, 2009, filed with the SEC on March 23, 2009). The Committee regularly considers the accounting implications of our equity-based awards, including the variable accounting treatment of the performance share units.

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Section 409A of the Internal Revenue Code, the limitations of which primarily relate to the deferral and payment of benefits under the Executive Deferred Compensation Plan and Supplemental Executive Retirement Plan. The Committee continues to consider the impact of changes to Section 409A and in general, the evolving tax and regulatory landscape in which its compensation decisions are made.

Executive Compensation Clawback Policy

In February 2008, the Board of Directors adopted a formal executive compensation recovery policy, also known as a Clawback, that applies to any performance bonus, equity, equity equivalent or other incentive compensation awarded to an executive officer beginning in fiscal year 2008. Under that policy, in the event of a material restatement of the Company’s financial statements, the Board will review the circumstances that caused the restatement and consider accountability to determine whether an executive officer was negligent or engaged in misconduct. If so, and the amount or vesting of an award would have been less had the financial statements been correct, the Board will recover compensation from the executive officer as it deems appropriate.

Compensation Committee Report	The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. As a result, the Committee believes the Compensation Discussion and
Analysis represents the intent and actions of the Committee with regard to executive compensation and has recommended to the Board of Directors that it be included in this Proxy Statement for filing with the SEC.

COMPENSATION COMMITTEE

Enrique Hernandez, Jr.
Robert G. Miller
Robert D. Walter
Alison A. Winter, Chair

Summary Compensation Table	The following table summarizes the total compensation paid or accrued by the Company for services provided by the Named Executive Officers for the fiscal years ended February 3, 2007, February 2, 2008 and January 31, 2009.

Name and Principal Position	Fiscal Year	Salary ($) (a)	Bonus ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($)
Blake W. Nordstrom	2008	696,111	—	39,438	757,545	—	—	65,676	1,558,770
President	2007	698,056	—	(127,924)	761,309	377,860	197,278	50,088	1,956,667
	2006	711,302	—	1,128,302	615,506	1,645,490	596,869	113,297	4,810,766
Michael G. Koppel	2008	477,333	—	21,694	779,632	108,000	99,876	31,697	1,518,232
EVP and Chief Financial Officer	2007	472,333	—	(75,957)	530,806	197,597	175,521	34,218	1,334,518
	2006	441,870	—	620,125	420,825	564,439	233,647	38,504	2,319,410
Peter E. Nordstrom	2008	646,389	—	23,943	543,021	—	5,792	25,420	1,244,565
EVP and President – Merchandising	2007	622,861	—	(83,282)	477,790	350,870	304,238	63,441	1,735,918
	2006	490,932	—	662,219	417,658	1,460,843	794,382	28,128	3,854,162
Erik B. Nordstrom	2008	646,389	—	23,943	543,021	—	—	50,732	1,264,085
EVP and President – Stores	2007	622,861	—	(83,282)	477,790	350,870	250,062	50,778	1,669,079
	2006	490,932	—	662,219	413,540	1,460,843	706,997	44,852	3,779,383
Daniel F. Little	2008	417,667	—	19,719	410,258	78,750	48,048	25,392	999,834
EVP and Chief Administrative Officer	2007	414,083	—	(66,195)	384,216	180,772	88,347	31,399	1,032,622
	2006	391,063	—	543,817	299,498	500,298	125,805	32,049	1,892,530

(a)	Salary: The amounts shown represent base salary earned during the fiscal year. The numbers vary somewhat from annual base salaries due to the timing of our fiscal year end. The 2008 annual base salaries for the Named Executive Officers were as follows: $700,000 for Blake Nordstrom, $480,000 for Mike Koppel, $650,000 for Pete Nordstrom, $650,000 for Erik Nordstrom and $420,000 for Dan Little.

Dan Little elected to defer $5,000 of his base salary earned during calendar year 2009 into the Executive Deferred Compensation Plan. Due to the timing of our fiscal year end, $435 of this $5,000 was deferred during fiscal year 2008, and is noted in footnote (a) to the Fiscal Year 2008 Nonqualified Deferred Compensation Table on page 56. The remainder of the $5,000 deferral will be made during fiscal year 2009.

Each of the Named Executive Officers also contributed a portion of their base salary to the 401(k) component of the 401(k) Plan & Profit Sharing during the fiscal year. Contributions were as follows: $13,523 for Blake Nordstrom, $15,500 for Mike Koppel, $13,905 for Pete Nordstrom, $13,830 for Erik Nordstrom, and $13,337 for Dan Little.

(b)	Bonus: No amounts are reported because the Company does not pay discretionary or guaranteed bonuses to the Named Executive Officers. As described in the Compensation Discussion and Analysis beginning on page 34, all bonuses are performance based and for that reason are required to be reported in column (e), “Non-Equity Incentive Plan Compensation.”

(c)	Stock Awards: The amounts reported do not reflect compensation actually received (or in the case of negative amounts, owed) by the Named Executive Officers. They reflect the compensation cost, without reduction for any risk of forfeiture, recognized by the Company for financial statement reporting purposes related to performance share units for the fiscal year ended January 31, 2009. Performance share units can be paid out in either stock or cash. For that reason, they are classified as liability awards. As liability awards, outstanding performance share units are remeasured each fiscal quarter end, and the appropriate compensation expense adjustment is taken by the Company.

The amounts reported for fiscal year 2008 are in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS 123(R)”) and are related to an adjustment recorded for performance share units granted in fiscal year 2005. No expense was recorded for the performance share units granted in fiscal years 2006, 2007 and 2008 as our stock price at the end of fiscal year 2008 was lower than the stock prices on the first day of these fiscal years. Assumptions used in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements for the fiscal year ended January 31, 2009, included in the Company’s Form 10-K filed with the SEC on March 23, 2009. See column (c) of the Grants of Plan-Based Awards in Fiscal Year 2008 table on page 48 for the number of performance share units granted in fiscal year 2008. The 2006 performance share units were not earned, so no amounts are shown in the Option Exercises and Stock Vested in Fiscal Year 2008 table on page 53.

(d)	Option Awards: The amounts reported do not reflect compensation actually received by the Named Executive Officers. They reflect the compensation cost, without reduction for any risk of forfeiture, recognized by the Company for financial statement reporting purposes related to stock options for the fiscal year ended January 31, 2009. The amounts reported are in accordance with SFAS 123(R) and include compensation cost for stock options granted between fiscal years 2004 and 2008. Of the Named Executive Officers, only Mike Koppel will be eligible for retirement during the vesting period of any unvested stock option awards. Therefore, in accordance with SFAS 123(R), the expense for his options is recognized over a shorter period of time than the other Named Executive Officers, resulting in a higher annual compensation cost to the Company, as reflected in the table.

Assumptions used in the calculation of these amounts for fiscal years 2006, 2007 and 2008 are included in Note 12 to the Company’s audited financial statements for the fiscal year ended January 31, 2009, included in the Company’s Form 10-K filed with the SEC on March 23, 2009. Assumptions used in the calculation of these amounts for fiscal years 2004 and 2005 are included in Note 1 of the Company’s fiscal year 2006 Form 10-K filed with the SEC on March 23, 2007. See column (e) of the Grants of Plan-Based Awards in Fiscal Year 2008 table on page 48 for the number of stock options granted in fiscal year 2008.

(e)	Non-Equity Incentive Plan Compensation: The amounts reported reflect the annual performance-based bonus awards under the Executive Management Group Bonus Plan, which is addressed beginning on page 34 in the Compensation Discussion and Analysis. The amounts of the cash awards were approved by the Compensation Committee at its February 25, 2009 meeting and were paid out in March 2009. Neither Mike Koppel nor Dan Little elected to defer their cash awards into the Executive Deferred Compensation Plan.

(f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings: The amounts reported reflect the change during the fiscal year in actuarial present value of each Named Executive Officer’s benefit under the Supplemental Executive Retirement Plan. The present value of the benefit is affected by factors such as current earnings, credited years of service, the discount rate used to determine the present value of the benefit, the executive’s age and time until retirement, and the age of the executive’s spouse as the potential beneficiary. Because these factors vary by individual, the present value of the benefit increased for some of the Named Executive Officers, and decreased for others. As shown in the table, Mike Koppel, Pete Nordstrom and Dan Little’s benefits increased. Blake and Erik Nordstrom’s benefits decreased by $318,374 and $80,729, respectively. Decreases in the present value of the benefit are not to be reported in the table.

The amounts reported were calculated using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Assumptions used in the calculation of these amounts are included in Note 9 to the Company’s audited financial statements for the fiscal year ended January 31, 2009, included in the Company’s Form 10-K filed with the SEC on March 23, 2009. See the Pension Benefits section beginning on page 53 for more information about the Supplemental Executive Retirement Plan.

Two of the Named Executive Officers, Mike Koppel and Dan Little, had account balances in the Executive Deferred Compensation Plan in fiscal year 2008, as described beginning on page 55. Neither received any above market-rate or preferential earnings on deferred compensation, as these types of earnings are not offered by the Company.

(g)	All Other Compensation: A detailed description of all other compensation paid to the Named Executive Officers is shown in the table following this section.

All Other Compensation in Fiscal Year 2008

The following table shows each component “All Other Compensation” for fiscal year 2008, reported in column (g) of the Summary Compensation Table, calculated at the aggregate incremental cost to the Company.

	Leadership Benefits				Broad- Based Benefits	Retirement Benefits		Other
Name	Financial Planning Reimburse- ment ($) (a)	Parking ($) (b)	Premium on Additional Medical Insurance ($) (c)	Premium on Life Insurance ($) (d)	Merchandise Discount ($) (e)	401(k) Plan Company Match ($) (f)	Profit Sharing ($) (g)	Personal Use of Company Aircraft ($) (h)	Total ($)

Blake W. Nordstrom	—	—	4,782	504	46,374	9,200	—	4,816	65,676

Michael G. Koppel	3,875	2,650	4,782	346	10,844	9,200	—	—	31,697

Peter E. Nordstrom	—	—	4,782	468	10,970	9,200	—	—	25,420

Erik B. Nordstrom	—	—	4,782	468	31,750	9,200	—	4,532	50,732

Daniel F. Little	3,087	2,650	4,782	302	5,371	9,200	—	—	25,392

(a)	Financial Planning Reimbursement: The Company provides reimbursement to approximately 390 leadership-level employees for tax preparation, financial and estate planning expenses, up to an annual limit of $2,000 or $4,000, depending on leadership level. The annual limit for the Named Executive Officers is $4,000 per year. Blake, Pete and Erik Nordstrom have elected to forego reimbursement for financial planning expenses.

(b)	Parking: The Company pays up to a certain amount per month toward parking expenses for approximately 90 leadership-level employees, including the Named Executive Officers. This monthly amount was $220 in calendar year 2008 and is $230 in calendar year 2009, for a fiscal year 2008 total of $2,650. Blake, Pete and Erik Nordstrom have elected to forego Company contribution to parking expenses.

(c)	Premium on Additional Medical Insurance: The Company provides additional medical insurance coverage that pays 100% of qualifying out-of-pocket medical, dental and vision expenses that are not reimbursed by other Company-sponsored insurance, for approximately 90 leadership-level employees, including the Named Executive Officers, and their dependents. These employees are reimbursed up to a calendar year maximum of $10,000 per covered family. The amounts reported are the annual Company-paid premiums for this additional coverage.

(d)	Premium on Life Insurance: The Company provides life insurance to all 1,900 leadership-level employees, including the Named Executive Officers, in an amount equal to approximately 1.25 times their base salary. The amounts reported are the premiums for the Company-provided life insurance.

(e)	Merchandise Discount: The Company provides a merchandise discount to all employees and eligible retirees. The standard discount at full-line stores and Nordstrom Direct is 20% for eligible non-management employees and 33% for eligible management employees, including the Named Executive Officers, and the highest performing non-management employees. The discount varies by source and type of merchandise. Discounts are as follows:

Employee Group	Nordstrom Full-Line Stores and Direct (%)	Nordstrom Rack Stores and Restaurants (%)	Specific Merchandise at Specified Times During the Year (%)

Non-management	20	20	30 or 40

Management and highest-performing non-management	33	20	40

The amount in the All Other Compensation in Fiscal Year 2008 table reports the total discount the Named Executive Officers received on their purchases during the fiscal year ended January 31, 2009. The difference between the discount the Named Executive Officers received and the discount that non-management employees would have received on those same purchases is as follows:

Name	Amount of Total Discount Received That Was Greater Than the Discount Available to Non-Management Employees ($)
Blake W. Nordstrom	19,391
Michael G. Koppel	4,372
Peter E. Nordstrom	4,589
Erik B. Nordstrom	13,112
Daniel F. Little	1,831

(f)	401(k) Plan Company Match: The Company offers a match on employee 401(k) contributions under the 401(k) Plan & Profit Sharing to all eligible employees, including the Named Executive Officers. Enrolled employees may defer up to 50% (15% for highly-compensated employees, including the Named Executive Officers, as defined in Section 414(q)(1) of the Internal Revenue Code) of their eligible pay (i.e., base salary, performance-based bonus, etc.) into the 401(k) component of the Plan. Footnote (a) to the Summary Compensation Table notes the amounts the Named Executive Officers contributed to their 401(k) accounts in fiscal year 2008.

The Company currently matches all of the employee’s contributions for the Plan year, dollar for dollar, up to 4% of eligible pay, and up to the annual calendar year compensation limit of $230,000 in 2008, which is set by the Internal Revenue Service (“IRS”). The maximum Company contribution for each of the Named Executive Officers was $9,200 (4% multiplied by $230,000), as reported in the All Other Compensation in Fiscal Year 2008 table. Employees direct contributions under the Plan to any of 12 investment alternatives, including Common Stock.

(g)	Profit Sharing: The Company has discretion to make an annual contribution to the Profit Sharing component of the 401(k) Plan & Profit Sharing based on a formula that reflects overall Company performance. The amount allocated to the accounts of individual employees is based on their years of service and annual eligible pay (i.e., base salary, performance-based bonus, etc.) in the preceding year, up to the annual calendar year compensation limit of $230,000 in 2008, as stated under Section 401(a)(17) of the Internal Revenue Code. Based on their years of service, the Named Executive Officers were eligible to receive up to 3% of their annual pay in Profit Sharing contributions. However, based on the Company’s performance in fiscal year 2008, no Profit Sharing contributions were made under the Plan.

(h)	Personal Use of Company Aircraft: The Company owns two aircraft which it uses for business purposes. On rare occasions, an executive’s guest or family member accompanies the executive on a business trip on the Company’s aircraft as an additional passenger. When the aircraft is already flying to a destination for business purposes, only the direct variable costs associated with the additional passengers are included in determining the aggregate incremental cost to the Company. When the guest or family member’s travel does not meet the IRS standard for business travel, the cost of the travel is imputed as income to the executive. The Company does not reimburse the executive for taxes incurred as a result of the imputed income.

In fiscal year 2008, Blake and Erik Nordstrom each had one of their respective minor children accompany them on a business trip. The direct variable costs associated with the children’s travel are shown in the table below. The costs include meals for the children and the disallowed tax deductions for the nondeductible portion of the aircraft operating costs associated with such use.

Name	Total Cost of Meals for Minor Children ($)	Lost Company Tax Deduction ($)	Total Direct Variable Cost ($)
Blake W. Nordstrom	16	4,800	4,816
Erik B. Nordstrom	19	4,513	4,532

The Named Executive Officers did not receive any gross-ups or other reimbursement of taxes owed with respect to any form of compensation in fiscal year 2008.

Grants of Plan-Based Awards in Fiscal Year 2008	The following table discloses the potential range of payouts for:

•

non-equity incentive plan awards granted in fiscal year 2008. These awards are performance-based bonuses granted under the Executive Management Group Bonus Plan as described in the Compensation Discussion and Analysis beginning on page 34.

•

equity incentive plan awards granted in fiscal year 2008. These awards are performance share units awarded under the 2004 Equity Incentive Plan as described in the Compensation Discussion and Analysis beginning on page 37.

The table also discloses:

•	the number, price and grant date fair value of stock options granted under the 2004 Equity Incentive Plan in fiscal year 2008; and

•	the grant date fair value of performance share units granted under the 2004 Equity Incentive Plan in fiscal year 2008.

Name and Award	Grant Date (a)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (b)			Estimated Future Payouts Under Equity Incentive Plan Awards (c)			All Other Stock Awards: Number of Shares of Stock or Units (#) (d)	All Other Option Awards: Number of Securities Underlying Options (#) (e)	Exercise or Base Price of Option Awards ($/Sh) (f)	Grant Date Fair Value of Stock and Option Awards ($) (g)
			Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Blake W. Nordstrom
Executive Management Group Bonus			—	700,000	1,750,000
Performance Share Unit Award	2/19/2008	2/19/2008				6,927.00	9,236.00	11,545.00				321,782
Stock Option Award	2/28/2008	2/19/2008								51,847	38.02	790,148
Michael G. Koppel
Executive Management Group Bonus			18,000	288,000	720,000
Performance Share Unit Award	2/19/2008	2/19/2008				4,749.75	6,333.00	7,916.25				220,642
Stock Option Award	2/28/2008	2/19/2008								35,553	38.02	541,828
Peter E. Nordstrom
Executive Management Group Bonus			—	650,000	1,625,000
Performance Share Unit Award	2/19/2008	2/19/2008				6,432.00	8,576.00	10,720.00				298,788
Stock Option Award	2/28/2008	2/19/2008								48,144	38.02	733,715
Erik B. Nordstrom
Executive Management Group Bonus			—	650,000	1,625,000
Performance Share Unit Award	2/19/2008	2/19/2008				6,432.00	8,576.00	10,720.00				298,788
Stock Option Award	2/28/2008	2/19/2008								48,144	38.02	733,715
Daniel F. Little
Executive Management Group Bonus			15,750	252,000	630,000
Performance Share Unit Award	2/19/2008	2/19/2008				4,155.75	5,541.00	6,926.25				193,048
Stock Option Award	2/28/2008	2/19/2008								31,108	38.02	474,086

(a)	Grant Date: The grant date for stock options is the first open-window trading day on or after the Compensation Committee’s approval of the grant. The grant date for performance share units is the approval date.

(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: The amounts shown report the range of possible cash payouts for fiscal year 2008 associated with established levels of performance under the Executive Management Group Bonus Plan. This year, no bonus would be earned on Blake, Pete and Erik Nordstrom’s single performance measure unless a minimum of target level performance was achieved.

Although the column heading refers to future payouts, the performance-based bonuses have already been earned and paid to Mike Koppel and Dan Little. These cash payments are reported in the Summary Compensation Table on page 44, in column (e), “Non-Equity Incentive Plan Compensation.” As described in the Compensation Discussion and Analysis beginning on page 35, Blake, Pete and Erik Nordstrom did not earn performance-based bonuses in fiscal year 2008.

(c)	Estimated Future Payouts Under Equity Incentive Plan Awards: The numbers shown report the range of performance share unit payouts targeted for the three-year performance cycle of the 2008 grant, beginning February 3, 2008 and ending January 29, 2011, as described in the Compensation Discussion and Analysis beginning on page 38. Payouts are shown in units at the 75%, 100% and 125% of target payout levels. Any expense that the Company recognizes for accounting purposes related to these awards for the Named Executive Officers is included in the amounts shown in the Summary Compensation Table on page 44, in column (c), “Stock Awards.”

(d)	All Other Stock Awards: Number of Shares of Stock or Units: The Company did not grant any Common Stock to the Named Executive Officers during the fiscal year ended January 31, 2009.

(e)	All Other Option Awards: Number of Securities Underlying Options: The numbers shown report the stock options granted in fiscal year 2008 to the Named Executive Officers. These stock options vest and become exercisable in four equal annual installments beginning one year from the date of the grant. The Named Executive Officers will only realize value from the stock options if Nordstrom stock price increases above the grant price of $38.02. For more information about equity grant practices, see the Compensation Discussion and Analysis beginning on page 38.

Under the 2004 Equity Incentive Plan, the Committee may grant different types of equity, including stock options, stock appreciation rights, unrestricted shares, restricted shares, restricted stock units, and performance share units. In fiscal year 2008, only stock options and performance share units were granted to the Named Executive Officers.

(f)	Exercise or Base Price of Option Awards: The exercise price of the stock options granted in fiscal year 2008 of $38.02 is the fair market value at the closing price of Common Stock on February 28, 2008, the grant date.

(g)	Grant Date Fair Value of Stock and Option Awards: The grant date fair value of the stock options and performance share units is calculated according to SFAS 123(R).

The value for performance share units is calculated by multiplying the number of performance share units awarded at 100% of target by the closing stock price on the date of the grant, which was $34.84. This is not the value received. The actual value the Named Executive Officers may receive will depend on whether the performance criteria are met at the end of the performance cycle, and Nordstrom stock price at the end of the performance cycle.

The value for stock options is the amount the Company would expense in its financial statements over the award’s vesting schedule. This is not the value received. The Named Executive Officers will only realize value from the stock options if Nordstrom stock price increases above the grant price of $38.02. The actual value received by the Named Executive Officers will be the difference between the stock price at a future date when the stock options are exercised, and the grant price of $38.02.

For more information about equity grant practices, see the Compensation Discussion and Analysis beginning on page 38.

Outstanding Equity Awards at Fiscal Year End 2008	The following table provides information on the current holdings of stock options and stock awards by the Named Executive Officers as of the fiscal year ended January 31, 2009. The table includes unexercised and unvested stock options, and performance share units with performance criteria that have not yet been met. The vesting schedules for outstanding stock options and performance share units are shown following this table. Information about the amount of Common Stock beneficially owned by the Named Executive Officers is shown in the Beneficial Ownership Table on page 63.

	Option Awards							Stock Awards
Name		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (a)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (d)
	Grant Date	Exercisable	Unexercisable
Blake W. Nordstrom	2/22/2000	39,530	—		10.625		2/22/2010
	2/27/2001	163,158	—		9.500		2/27/2011
	2/25/2002	106,466	—		12.680		2/25/2012
	3/5/2003	87,500	—		8.850	(e)	3/5/2013
	2/25/2004	80,522	—		19.560		2/25/2014
	2/23/2005	50,627	16,875		26.010		2/23/2015
	2/22/2006	24,524	24,524		40.270		2/22/2016
	3/1/2007	10,003	30,008		53.630		3/1/2017
	2/28/2008	—	51,847		38.020		2/27/2018
										11,838.00	150,224
Michael G. Koppel	8/12/1999	16,604	—		14.907		8/12/2009
	6/4/2001	16,358	—		8.970		6/4/2011
	8/20/2001	20,000	—		10.500		8/20/2011
	2/25/2002	57,670	—		12.680		2/25/2012
	2/18/2003	87,214	—		8.850		2/18/2013
	2/25/2004	44,286	—		19.560		2/25/2014
	2/23/2005	27,845	9,281		26.010		2/23/2015
	2/22/2006	14,364	14,364		40.270		2/22/2016
	3/1/2007	6,288	18,862		53.630		3/1/2017
	2/28/2008	—	35,553		38.020		2/27/2018
										7,836.75	99,448
Peter E. Nordstrom	2/25/1999	36,000	—		19.781		2/25/2009
	2/27/2001	20,722	—		9.500		2/27/2011
	2/25/2002	52,106	—		12.680		2/25/2012
	2/18/2003	70,082	—		8.850		2/18/2013
	2/25/2004	46,012	—		19.560		2/25/2014
	2/23/2005	30,738	10,246		26.010		2/23/2015
	2/22/2006	15,766	15,765		40.270		2/22/2016
	3/1/2007	7,002	21,005		53.630		3/1/2017
	2/28/2008	—	48,144		38.020		2/27/2018
										9,869.25	125,241

	Option Awards						Stock Awards
Name		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (d)
	Grant Date	Exercisable	Unexercisable
Erik B. Nordstrom	2/22/2000	29,648	—		10.625	2/22/2010
	2/27/2001	41,684	—		9.500	2/27/2011
	2/25/2002	31,230	—		12.680	2/25/2012
	2/18/2003	93,444	—		8.850	2/18/2013
	2/25/2004	46,012	—		19.560	2/25/2014
	2/23/2005	30,738	10,246		26.010	2/23/2015
	2/22/2006	15,766	15,765		40.270	2/22/2016
	3/1/2007	7,002	21,005		53.630	3/1/2017
	2/28/2008	—	48,144		38.020	2/27/2018
									9,869.25	125,241
Daniel F. Little	2/18/2003	21,692	—		8.850	2/18/2013
	2/25/2004	37,384	—		19.560	2/25/2014
	2/23/2005	25,314	8,436		26.010	2/23/2015
	2/22/2006	12,613	12,612		40.270	2/22/2016
	3/1/2007	5,573	16,719		53.630	3/1/2017
	2/28/2008	—	31,108		38.020	2/27/2018
									6,891.75	87,456

(a)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options: In the past, the Company awarded performance-based stock options that had an eight-year cliff vest, with the opportunity for accelerated vesting based on stock price. Mike Koppel received a grant of these performance-based options on August 12, 1999. Since the performance-based criteria for the grant were not met, the options continued to vest under the time-based criteria and are required to be shown in the “Exercisable” options column. Therefore, nothing is reported in this column.

(b)	Number of Shares or Units of Stock That Have Not Vested: None of the Named Executive Officers have outstanding restricted stock awards. Therefore, nothing is reported in this column or the next column, “Market Value of Shares or Units of Stock That Have Not Vested.”

(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested: The numbers reported are the outstanding performance share units granted in fiscal years 2007 and 2008. Both of these grants have remaining years in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2008, no performance share units would have been earned because the Company’s Total Shareholder Return for these performance cycles was negative, and the Company’s percentile ranking within the peer group was less than the minimum threshold for vesting of 50%. Therefore, as required to be disclosed, the number of estimated shares reported is based on achieving the threshold level of performance, which pays out at 75% of the target grant as shown on page 38. See the Outstanding Equity Awards: Performance Share Unit Vesting Schedule table on page 52 for detailed information about these awards.

(d)

Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested: The amounts reported relate to the outstanding performance share units granted in fiscal years 2007 and 2008. Both of these grants have remaining years in their three-year performance cycles. If the performance cycles for these grants had ended as of the close of fiscal year 2008, no performance share units would have been earned because the Company’s Total Shareholder

Return for these performance cycles was negative, and the Company’s percentile ranking within the peer group was less than the minimum threshold for vesting of 50%. Therefore, as required to be disclosed, the payout values reported are based on achieving the threshold level of performance, which pays out at 75% of target. The value of estimated payouts has been calculated using the closing price of Common Stock on January 31, 2009 of $12.69, and a payout at 75% of the target grant. See the Outstanding Equity Awards: Performance Share Unit Vesting Schedule table below for detailed information about these awards.

(e)	2003 Annual Grant for Blake Nordstrom: The Company’s normal practice is for all annual grants to be approved by the Compensation Committee at regularly scheduled Committee meetings. However, the 2003 annual grant for Blake Nordstrom was approved after the regularly scheduled Committee meeting, as the Compensation Committee required additional time to finalize his 2003 compensation package. So that Blake Nordstrom would not receive any advantage with respect to exercise price, his grant was approved with an exercise price equal to the greater of the closing price of Common Stock on the Committee approval date of March 5, 2003, or on February 18, 2003, the date of the annual grant for all other eligible employees. The closing price was higher on February 18, 2003, so the exercise price of Blake Nordstrom’s 2003 annual grant was the same as for all other eligible employees.

Outstanding Equity Awards: Stock Option Vesting Schedule

The following table shows the grant date, vesting schedule, and expiration date for all unvested stock options as of the fiscal year ended January 31, 2009. All stock option grants have a 10-year term and a four-year vesting schedule of 25% per year.

Grant Date	Vesting Schedule	Expiration Date
2/23/05	25% per year with a remaining vesting date of 2/23/09	2/23/15
2/22/06	25% per year with remaining vesting dates of 2/22/09 and 2/22/10	2/22/16
3/1/07	25% per year with vesting dates of 3/1/09, 3/1/10 and 3/1/11	3/1/17
2/28/08	25% per year with vesting dates of 2/28/09, 2/28/10, 2/28/11 and 2/28/12	2/27/18

Outstanding Equity Awards: Performance Share Unit Vesting Schedule

The following table shows the detail for the outstanding performance share units that were granted in fiscal years 2007 and 2008 under the 2004 Equity Incentive Plan and are shown in columns (c) and (d) of the Outstanding Equity Awards at Fiscal Year End 2008 table on pages 50 and 51. These 2007 and 2008 performance share unit grants have one and two years remaining in their three-year performance cycles, respectively. More information about performance share units and equity grant practices is provided in the Compensation Discussion and Analysis beginning on page 37.

	Three Year Performance Cycle (a)	Estimated Shares (at 75% of Target) (#) (b)	Value of Estimated Payout ($) (c)
Name
Blake W. Nordstrom	2/4/07 – 1/30/10 2/3/08 – 1/29/11	4,911.00 6,927.00	62,320 87,904
Michael G. Koppel	2/4/07 – 1/30/10 2/3/08 – 1/29/11	3,087.00 4,749.75	39,174 60,274
Peter E. Nordstrom	2/4/07 – 1/30/10 2/3/08 – 1/29/11	3,437.25 6,432.00	43,619 81,622
Erik B. Nordstrom	2/4/07 – 1/30/10 2/3/08 – 1/29/11	3,437.25 6,432.00	43,619 81,622
Daniel F. Little	2/4/07 – 1/30/10 2/3/08 – 1/29/11	2,736.00 4,155.75	34,720 52,736

(a)	Performance Cycle: The performance share units are earned on the last day of the three-year performance cycle if performance criteria have been met, and vest at a defined percentage, upon certification of the results by the Compensation Committee.

(b)	Estimated Shares: The number of estimated shares is calculated using 75% of the number of performance share units granted. Because the Company’s Total Shareholder Return for each of the two outstanding performance cycles was negative and the Company’s percentile ranking within the peer group was less than the minimum threshold for vesting of 50% as of the end of fiscal year 2008, no units would have been earned. However, the estimated shares required to be disclosed in column (c) of the Outstanding Equity Awards at Fiscal Year End 2008 table on pages 50 and 51 are based on threshold performance, which pays out at 75% of the target grant.

(c)	Value of Estimated Payout: The value of estimated payouts is calculated using the closing price of Common Stock on January 31, 2009 of $12.69, and a payout at 75% of the target grant. The payout estimate does not include estimated dividend amounts as the Company only pays dividends on Common Stock.

Option Exercises and Stock Vested in Fiscal Year 2008	The following table provides information for the Named Executive Officers on:

•	the number of shares of Common Stock acquired and value realized from stock option exercises in fiscal year 2008; and

•	the number of shares of Common Stock acquired and value realized from performance share units that vested in fiscal year 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($)
Blake W. Nordstrom	68,246	710,201	—	—
Michael G. Koppel	—	—	—	—
Peter E. Nordstrom	—	—	—	—
Erik B. Nordstrom	—	—	—	—
Daniel F. Little	—	—	—	—

(a)	Value Realized on Exercise: The amount realized equals the aggregate difference between the fair market value of Common Stock on the dates of exercise and the grant prices, multiplied by the number of shares acquired on exercise.

(b)	Number of Shares Acquired on Vesting: As described in the Compensation Discussion and Analysis on page 38, the performance criteria were not met for the performance share units granted in 2006, and therefore none of the units vested.

Pension Benefits	The Supplemental Executive Retirement Plan (“SERP”) is designed to encourage designated executives to stay with Nordstrom throughout their careers and to reward their significant and sustained contribution to the Company’s success by adding to their financial security upon retirement.

As of the end of fiscal year 2008, 33 executives, including the Named Executive Officers, were eligible for the SERP benefit. The Plan has different levels of benefits, depending on the executive’s role in the organization. The following is a summary of the benefits available to the Named Executive Officers under the SERP.

The Named Executive Officers are eligible for a full SERP benefit at normal retirement age of 58. The normal retirement benefit is equal to 1.6% multiplied by “final average pay” and the executive’s years of credited service, up to a maximum of 25 years. Executives may retire early, between the ages of 53 and 57 with at least 10 years of credited service and approval by the Board of Directors, and receive a reduced benefit. The early retirement benefit is reduced 10% for each year that the retirement age is less than 58.

“Final average pay” is the average base salary and annual performance-based cash bonus of the highest 36 months over the longer of:

•	the most recent five years of service; or

•	the entire period of service after the executive’s 53rd birthday.

At one time, the Compensation Committee granted additional years of service to executives hired mid-career so that they could earn the full 25 years of service by the time they reached the normal retirement age of 58. Mike Koppel and Dan Little received this grant of additional years of service and will have earned the equivalent of 25 years of service at their normal retirement age of 58, if they stay with the Company until that time. This practice of granting additional years of service has since been discontinued.

There is no offset or reduction in the SERP benefit of the Named Executive Officers for Social Security or other Company retirement benefits such as the 401(k) Plan & Profit Sharing.

The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% annuity paid to a surviving spouse or life partner after the executive’s death. A surviving spouse or life partner also receives a survivor benefit if the executive dies before retiring. The amount of this benefit depends on the executive’s age and years of credited service at the time of death.

Information about payment of the SERP benefit related to change in control is provided in footnote (d) to the Potential Payments Upon Termination or Change in Control at Fiscal Year End 2008 table on page 58.

The SERP is a non-qualified deferred compensation plan. Unlike qualified retirement plans, which are subject to strict funding rules, the Company is not obligated to fund the SERP. However, the Company has set aside funds to pay for future benefit obligations. See Note 9 in the Company’s Form 10-K filed with the SEC on March 23, 2009 for a discussion of the benefit obligation and funded status.

Fiscal Year 2008 Pension Benefits Table	The following table shows the present value of accumulated SERP benefits payable to each of the Named Executive Officers, based on the number of years of service credited under the Plan to each Named Executive Officer, and actuarial assumptions consistent with those used in the Company’s financial statements. This table includes amounts that the Named Executive Officers are not currently entitled to receive because such amounts are not vested and the executives are not of the minimum retirement age of 53. See Note 9 in the Company’s Form 10-K filed with the SEC on March 23, 2009 for a discussion of the benefit obligation, funded status and assumptions used.

Name	Plan Name	Number of Years Credited Service (#) (a)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Blake W. Nordstrom	Supplemental Executive Retirement Plan	25 years	5,463,377	—
Michael G. Koppel	Supplemental Executive Retirement Plan	12 years	1,640,681	—
Peter E. Nordstrom	Supplemental Executive Retirement Plan	24 years	3,546,663	—
Erik B. Nordstrom	Supplemental Executive Retirement Plan	24 years	3,049,925	—
Daniel F. Little	Supplemental Executive Retirement Plan	9 years	726,393	—

(a)	Number of Years Credited Service: The Committee has approved additional years of service for Mike Koppel and Dan Little for purposes of determining their SERP benefits. Three of Mike Koppel’s 12 years and 2 of Dan Little’s 9 years are additional years of service. Also, although Blake Nordstrom has 27 actual years of service, the maximum number of years credited in determining the retirement benefit is capped at 25 years.

Nonqualified Deferred Compensation	The Company offers the Executive Deferred Compensation Plan to designated leadership-level employees, including the Named Executive Officers, with a minimum base salary of $85,000. Under this Plan, a participant may defer up to

100% of base salary in excess of $50,000, up to 100% of an annual performance-based bonus and up to 100% of any vested performance share units (less applicable payroll taxes).

Deferral elections generally are irrevocable and are made in compliance with Section 409A of the Internal Revenue Code. If a participant’s Executive Deferred Compensation Plan deferrals cause a reduction in the Company’s 401(k) match or Profit Sharing contribution, the Company deposits a make-up contribution into the participant’s Executive Deferred Compensation Plan account. No other Company contributions or matches are made. None of the Named Executive Officers received a make-up contribution in the fiscal year ended January 31, 2009, because the Company’s contribution to their 401(k) Plan & Profit Sharing was not reduced due to their deferrals into the Executive Deferred Compensation Plan.

Plan participants may direct their cash deferrals to any of 16 deemed investment alternatives and may change their investment allocations daily. The deemed investment alternatives do not include Common Stock. Gains and losses for cash deferrals are credited to the participant’s account daily, based on their investment elections. The value of deferred performance share units is based on the price of Common Stock. The following table shows the investment choices available under the Plan and annual rates of return for the Plan year ended December 31, 2008, as reported by the third-party administrator of the Plan.

Deemed Investment Choices and Returns Under the Executive Deferred Compensation Plan

Asset Class	Fund Name	One Year Annualized Average Return for the Plan Year Ended December 31, 2008 (%)
Core Bonds	• PIMCO VIT Total Return – Administrative Shares	4.80
International Developed Markets	• AllianceBernstein VPS International Value – Class A Shares • Fidelity VIP Overseas – Initial Class • AIM V.I International Growth – Series I Shares	-53.18 -43.80 -40.38
Large Cap Blend	• Davis Value • Fidelity VIP Index 500 – Initial Class	-40.32 -37.00
Large Cap Growth	• Janus Aspen Series Forty – Institutional Shares	-44.15
Mid Cap Blend	• MainStay VP Mid Cap Core – Initial Class	-42.24
Mid Cap Growth	• Janus Aspen Series Mid Cap Growth – Institutional Shares	-43.72
Money Market	• MainStay VP Cash Management – Initial Class	2.18
Multi-Asset Domestic	• Janus Aspen Series Balanced – Institutional Shares	-15.84
Sector	• MFS VIT Utilities Series – Initial Class • Dreyfus IP Technology Growth – Initial Shares	-37.67 -41.18
Small Cap Blend	• Royce Small Cap – Investment Class	-27.18
Small Cap Growth	• LVIP Baron Growth Opportunities – Service Class	-39.13
Specialty Bonds	• MainStay VP High Yield Corporate Bond – Initial Class	-24.11

Participants in the Executive Deferred Compensation Plan can elect to receive distributions as scheduled in-service distributions or as annual installments or lump sum distributions at retirement. If participants separate from the Company prior to retirement, their account balances are paid out in a lump sum at termination. In certain types of unforeseeable financial emergencies, such as illness or casualty losses, hardship distributions may be allowed after review by the Plan’s Administrative Committee. There have been no hardship distributions since the Plan has been in place.

If a participant dies while employed by the Company, the beneficiary receives in a lump sum:

•	the participant’s undistributed account balance; and

•	two times any deferrals, excluding any earnings on the deferrals, made by the participant through December 31, 2007.

The death benefit of two times deferrals was a Plan provision that was originally added to supplement an executive’s life insurance benefit. All eligible employees, including those eligible for the Executive Deferred Compensation Plan, have the opportunity to purchase additional life insurance during open enrollment for the Company’s group term life insurance plan. As a result, in November 2006, the Board of Directors approved a change to discontinue the death benefit of two times deferrals for any deferrals made after December 31, 2007.

The Executive Deferred Compensation Plan is a non-qualified deferred compensation plan. Unlike qualified retirement plans, which are subject to strict funding rules, the Company is not obligated to fund the Executive Deferred Compensation Plan. However, the Company has set aside funds to pay for future benefit obligations.

Fiscal Year 2008 Nonqualified Deferred Compensation Table	The following table discloses information on the nonqualified deferred compensation for the Named Executive Officers for the fiscal year ended January 31, 2009.

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($) (b)	Aggregate Earnings in Last Fiscal Year ($) (c)	Aggregate Withdrawals / Distributions ($) (d)	Aggregate Balance at Last Fiscal Year-End ($) (e)
Blake W. Nordstrom	—	—	—	—	—
Michael G. Koppel	—	—	(1,006,546)	—	885,455
Peter E. Nordstrom	—	—	—	—	—
Erik B. Nordstrom	—	—	—	—	—
Daniel F. Little	435	—	(681,455)	—	454,043

(a)	Executive Contributions in Last Fiscal Year: Dan Little elected to defer $5,000 of his base salary earned during calendar year 2009 into the Executive Deferred Compensation Plan. Due to the timing of our fiscal year end, $435 of this $5,000 was deferred during fiscal year 2008. The remainder of the $5,000 deferral will be made during fiscal year 2009. The amount for Dan Little is the portion of his fiscal year 2008 base salary that was deferred and is included in column (a), “Salary”, of the Summary Compensation Table on page 44.

(b)	Registrant Contributions in Last Fiscal Year: The Company did not make any contributions to the Named Executive Officers’ accounts during the fiscal year ended January 31, 2009.

(c)	Aggregate Earnings in Last Fiscal Year: The amounts include the total interest or other earnings (losses) accrued on the entire account balance, including deferred performance share units, during the fiscal year ended January 31, 2009.

(d)	Aggregate Withdrawals/Distributions: Neither Mike Koppel nor Dan Little received any distributions from their accounts during the fiscal year ended January 31, 2009.

(e)	Aggregate Balance at Last Fiscal Year-End: The amounts shown are the total balances, including earnings on deferrals, as of January 31, 2009. Excluding earnings on deferrals, the amounts shown have all been previously disclosed in Summary Compensation Tables in our prior proxy statements.

Potential Payments Upon Termination or Change In Control	The information on the following pages describes and quantifies certain amounts that would become payable under existing compensation plans if the Named Executive Officers’ employment had terminated on January 31, 2009, the last day of the fiscal year. The amounts are based on each executive’s compensation and years of service as of that date and, if applicable, based on the Company’s closing stock price on that date of $12.69. The estimates are based on all relevant plans effective at the end of the fiscal year and information available at that time. Actual values would reflect specific circumstances at the time of any termination, the plans and provisions effective if and when a termination event occurs, and any other applicable factors.

Employment Agreements

The Company does not have individual employment agreements with any of the Named Executive Officers. Except as described on the following pages, there are no agreements, arrangements or plans that entitle the Named Executive Officers to enhanced benefits upon termination of their employment.

Termination Scenarios

The table on the following page shows various termination scenarios that would trigger payments under the Company’s compensation plans. Terminations at the end of the fiscal year as a result of the following scenarios would not have resulted in any payments and are therefore not included in the table:

•	Voluntary Termination: The Named Executive Officers are not entitled to receive any additional or accelerated payments or benefits as the result of a voluntary termination.

•	Involuntary for Cause Termination: The Named Executive Officers are not entitled to receive any additional or accelerated payments or benefits as a result of an involuntary for cause termination.

•	Retirement: None of the Named Executive Officers are of retirement or early retirement age, and therefore they are not eligible for any retirement benefits or retiree health care coverage.

Potential Payments Upon Termination or Change in Control at Fiscal Year End 2008

Name and Scenario	Separation Benefit ($) (a)	Executive Manage- ment Group Bonus ($) (b)	Continued Vesting of Equity Awards ($) (c)	Vested SERP Benefit ($) (d)	Executive Deferred Compen- sation Plan Survivor Benefit ($) (e)	Life Insurance Proceeds ($) (f)	Total ($)
Blake W. Nordstrom
Involuntary Not for Cause Termination	—	—	—	—	—	—	—
Death	—	—	—	1,980,955	—	875,000	2,855,955
Disability	—	—	—	—	—	—	—
Change in Control	—	—	—	—	—	—	—
Michael G. Koppel
Involuntary Not for Cause Termination	375,146	—	—	—	—	—	375,146
Death	—	—	—	602,478	2,026,920	600,000	3,229,398
Disability	—	—	—	—	—	—	—
Change in Control	—	—	—	—	—	—	—
Peter E. Nordstrom
Involuntary Not for Cause Termination	—	—	—	—	—	—	—
Death	—	—	—	1,317,977	—	813,000	2,130,977
Disability	—	—	—	—	—	—	—
Change in Control	—	—	—	—	—	—	—
Erik B. Nordstrom
Involuntary Not for Cause Termination	—	—	—	—	—	—	—
Death	—	—	—	1,089,316	—	813,000	1,902,316
Disability	—	—	—	—	—	—	—
Change in Control	—	—	—	—	—	—	—
Daniel F. Little
Involuntary Not for Cause Termination	225,146	—	—	—	—	—	225,146
Death	—	—	—	259,441	2,378,047	525,000	3,162,488
Disability	—	—	—	—	—	—	—
Change in Control	—	—	—	—	—	—	—

(a)	Separation Benefit: Under the Leadership Separation Plan, designated leadership-level employees, including the Named Executive Officers, are eligible to receive benefits upon involuntary termination of employment by the Company, other than for cause (e.g., acts of dishonesty, negligence, discrimination or harassment, or any violation of law or of the Company’s policies or performance standards). The benefits are based on leadership level and years of service and include:

•	lump sum cash separation payment of one month of salary per year of service, up to a maximum of 24 months of annual base salary;

•	lump sum cash payment representing the cost of the Company-paid portion of the employee’s currently elected medical benefits for 12 months; and

•	up to six months of outplacement services.

The separation benefits for eligible Named Executive Officers are as follows:

Name	Separation Payment ($)	Company-Paid Portion of Medical Benefits ($)	Cost of Outplacement Services ($)	Total Separation Benefit ($)
Michael G. Koppel	360,000	9,246	5,900	375,146
Daniel F. Little	210,000	9,246	5,900	225,146

Blake, Pete and Erik Nordstrom have elected to forego separation benefits.

Under the Leadership Separation Plan, the Company may, in its sole and exclusive discretion, provide the executive with additional separation benefits, in cash or in kind, to assist the executive in the transition from active employee status. To receive any benefits under the Leadership Separation Plan, designated leadership-level employees, including the Named Executive Officers, must sign a release in which the employee agrees, among other things, not to disclose to anyone at any time any confidential information acquired during employment with the Company, and not to publish any statement, or instigate, assist or participate in the making or publication of any statement which is disparaging or detrimental in any way to the Company.

(b)	Executive Management Group Bonus: The performance period under the Executive Management Group Bonus Plan is the fiscal year. Therefore, a termination event that occurred on the last day of the fiscal year would not result in any additional or accelerated benefits under this Plan. However, if an employee retired, died or became disabled during the fiscal year, the Compensation Committee would have the sole discretion to determine what amounts, if any, an executive would remain eligible to receive as a performance-based bonus award.

(c)	Continued Vesting of Equity Awards: As of the end of the 2008 fiscal year, the Named Executive Officers had outstanding equity awards under the 1997 Stock Option Plan and the 2004 Equity Incentive Plan. Treatment of the awards under various termination scenarios is described below.

Stock Options

Continued Vesting upon Death or Disability

Except as noted below, the stock option agreements under the 1997 Stock Option Plan and the 2004 Equity Incentive Plan provide that if a participant’s employment is terminated by reason of death or disability, stock options granted more than six months prior to termination will continue to vest and may be exercised during the period ending four years after termination, provided the 10-year term of the grant has not expired. No amounts are shown in the table for Death and Disability since the stock price as of the end of the fiscal year was lower than the grant price for all unvested options.

A change was made to the 2009 stock option agreement, which will be reflected in the Company’s 2010 Proxy Statement. The 2009 stock option agreement provides that if a participant’s employment is terminated by reason of death or disability, stock options granted more than six months prior to the termination event will immediately vest and may be exercised during the period ending four years after termination, provided the 10-year term of the grant has not expired.

Acceleration upon Change in Control

Although the Named Executive Officers are not entitled to any payment or accelerated benefit with respect to their awards under the 2004 Equity Incentive Plan, the terms of that Plan provide the Compensation Committee with discretion to determine at the time of granting stock options or thereafter, that stock options shall become immediately exercisable in the event of a change in control of the Company. Generally, a change in control occurs upon:

•	the merger or consolidation of the Company with or into another entity;

•	the sale, transfer or other disposition of all or substantially all the Company’s assets;

•	a change in composition of 50% of more of the Board; or

•

any transaction as a result of which any person is the “beneficial owner” of securities of the Company representing at least 25% of the total voting power of the Company’s outstanding voting securities.

Performance Share Units

Continued Vesting upon Death or Disability

The 2007 and 2008 performance share unit award agreements under the 2004 Equity Incentive Plan provide that if the participant’s employment is terminated before the end of a performance cycle by reason of death or disability, the participant shall be entitled to a prorated payment with respect to any performance share units that were earned during the performance cycle. No amounts are included in the table for unvested performance share units since the Company’s Total Shareholder Return for the two outstanding performance cycles was negative and the Company’s percentile ranking within the peer group was less than the minimum threshold for vesting of 50% as of the end of fiscal year 2008. Therefore no performance share units would have been earned.

Acceleration upon Change in Control

As with the option awards under the 2004 Equity Incentive Plan described above, the Named Executive Officers are not entitled to any payment or accelerated benefit with respect to their performance share units awarded under the 2004 Equity Incentive Plan. However, the Compensation Committee has discretion to determine at the time of grant or thereafter, that all or a portion of the performance share units shall become vested in the event of a change in control of the Company. The Compensation Committee may also make this determination in the event the executive is subject to an involuntary termination after a change in control.

If, during the term of any outstanding performance cycles and regardless of whether the executive is then employed by the Company, the executive engages in any business competitive with the Company or divulges or improperly uses any confidential or proprietary information of the Company, then all outstanding portions of the performance share unit awards shall be automatically forfeited.

Treatment Upon Retirement

None of the Named Executive Officers are eligible for normal or early retirement, so no amounts are shown in the table. However, the agreements for the stock options outstanding under the 1997 Stock Option Plan and the 2004 Equity Incentive Plan provide that stock options granted more than six months prior to retirement shall continue to vest and may be exercisable during the four years after separation, provided the 10-year term of the option has not expired. Additionally, the 2007 and 2008 performance share unit award agreements provide that if an executive retires during a performance cycle, the unit holder shall be entitled to a prorated payment with respect to units earned during the three-year performance cycle.

(d)	Vested SERP Benefit: The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% survivor annuity paid to the surviving spouse or life partner for their life after the executive’s death, as outlined on page 54 .

The amounts shown are the present value of the survivor annuity, payable in semi-monthly installments to the spouse or life partner of the executive, assuming the payments would begin on the date on which the executive would have attained minimum retirement age of 53, and would continue for the remaining lifetime of the spouse or life partner. There would be no immediate payment of the benefit if the date of death preceded the executive’s earliest retirement age of 53. The Compensation Committee has discretion to discontinue payment of benefits under the SERP if the executive is later found to have engaged in misconduct or in competitive behavior against the Company.

No benefits are paid solely due to a change in control, although a change in control triggers immediate vesting, and accrued benefits are funded through a trust. If an executive was separated from the Company after a change in control, a deferred annuity would be payable upon the executive reaching retirement age. If the separation occurred before the executive’s normal retirement date, the benefit would be paid as a reduced early retirement benefit at age 53. In this case, the requirement for Board approval of the early retirement is waived. Assuming the earliest retirement age without benefit reduction for age or service, the present value of this benefit at fiscal year end would be as shown in the “Present Value of Accumulated Benefit” column of the Fiscal Year 2008 Pension Benefits Table on page 54.

(e)	Executive Deferred Compensation Plan Survivor Benefit: Under the Executive Deferred Compensation Plan, if a participant dies while employed by the Company, the beneficiary receives the participant’s undistributed account balance plus two times any deferrals, excluding any earnings on the deferrals, made by the participant through December 31, 2007. The pre-retirement death benefit is paid in a lump sum.

Blake, Pete and Erik Nordstrom have elected not to participate in the Executive Deferred Compensation Plan. The amounts shown are the death benefit equal to two times the participant’s deferrals made through December 31, 2007. The amounts do not include Mike Koppel and Dan Little’s undistributed account balances of $885,455, and $454,043, respectively. The beneficiary is entitled to receive these account balances in the event of the participant’s death, but the amounts are not shown in this table as they are already shown in the “Aggregate Balance at Last Fiscal Year-End” column of the Fiscal Year 2008 Nonqualified Deferred Compensation Table on page 56.

(f)	Life Insurance Proceeds: The Company provides life insurance for leadership-level employees, including the Named Executive Officers, of approximately 1.25 times annual base salary. The amounts reflected in the table represent the life insurance proceeds that would be payable if the Named Executive Officers had died as of the last day of the fiscal year. The premiums paid for the Company-provided life insurance are included in column (d) in the All Other Compensation in Fiscal Year 2008 table on page 46.

Equity Compensation Plans

The following table provides information as of January 31, 2009 about Common Stock that may be issued upon the exercise of options and rights that have been or may be granted to employees and members of the Board of Directors under all of the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities to be issued as reflected in column (1)) (3)
Equity compensation plans approved by the Company’s shareholders (a)	11,903,711	(b)	$27	15,427,571
Equity compensation plans not approved by the Company’s shareholders	—		—	—
Total	11,903,711		$27	15,427,571

(a)	These Plans consist of the Company’s 1997 Stock Option Plan, the 2004 Equity Incentive Plan, the Employee Stock Purchase Plan and the 2002 Nonemployee Director Stock Incentive Plan.

(b)	This number includes 117,389 performance share units. Employees do not pay a monetary consideration upon the exercise of these performance share units. The units have been included in the table with a $0 exercise price.

Security Ownership of Certain Beneficial Owners and Management

Stock Ownership and Guidelines	In order to better align their interests with the interests of our shareholders, the Company encourages ownership of Common Stock by its Directors, officers and employees.

The Company has adopted specific stock ownership guidelines for our executives, described in the Compensation Discussion and Analysis on page 42, as well as our Directors.

The Director Stock Ownership Policy requires each Director, within five years of joining the Board, to own Common Stock having a value of three times the annual aggregate Director base stock award and cash retainer fee of $150,000. Under this policy, Directors are currently required to own Common Stock having a value of at least $450,000 by their fifth anniversary of joining the Board.

Beneficial Ownership Table	The following table shows the amount of Common Stock beneficially owned (unless otherwise indicated) by holders of more than five percent of the outstanding shares of Common Stock, by our Directors, director nominees, the Named Executive Officers, and by all Directors and executive officers of the Company as a group. Except as otherwise noted, all information is as of March 31, 2009.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Ownership (%)
Bruce A. Nordstrom (a) 1617 Sixth Avenue Seattle, Washington 98101-1707	28,031,558	13.01
Capital World Investors (b) A Division of Capital Research and Management Company 333 South Hope Street Los Angeles, California 90071-1406	21,813,100	10.12
Anne E. Gittinger (c) 1617 Sixth Avenue Seattle, Washington 98101-1707	20,973,015	9.73
Blake W. Nordstrom (d)	2,744,622	1.27
Erik B. Nordstrom (e)	2,426,359	1.12
Peter E. Nordstrom (f)	2,362,157	1.09
Michael G. Koppel (g)	387,481	*
Daniel F. Little (h)	172,594	*
Enrique Hernandez, Jr. (i)	81,563	*
Robert D. Walter (j)	54,906	*
Alison A. Winter (k)	40,351	*
Philip G. Satre (l)	16,223	*
Phyllis J. Campbell (m)	12,407	*
Robert G. Miller (n)	8,961	*
Directors and executive officers as a group (24 persons) (o)	10,032,080	4.60

*	Does not exceed 1% of the Company’s outstanding Common Stock.

(a)	Bruce A. Nordstrom’s amount and nature of beneficial ownership includes:
•	9,759,761 shares owned by him directly;

•	3,333 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events;
•	226,776 shares owned by his wife individually;
•	11,490,560 shares held by trusts of which he is a trustee and beneficiary; and
•

6,551,128 shares held by trusts of which he is a co-trustee and for which he has shared voting and dispositive power. Mr. Nordstrom is a contingent remainderman with respect to these trusts, but disclaims any beneficial ownership with respect to the shares of Common Stock held in the trusts.

(b)	Pursuant to a Schedule 13G filing made with the SEC, as of December 31, 2008 the aggregate amount beneficially owned by Capital World Investors includes:
•	1,025,000 shares for which it has sole voting power; and
•	21,813,100 shares for which it has sole dispositive power.

(c)	Anne E. Gittinger’s amount and nature of beneficial ownership includes:
•	13,845,806 shares owned by her directly;
•	3,505 shares held by her in the Company’s 401(k) Plan & Profit Sharing;
•	1,555,200 shares held by a trust of which she is a trustee and beneficiary;
•

5,501,520 shares held by a trust of which she is the beneficiary but over which she holds no voting or investment power and which are also reported as beneficially owned by her brother, Bruce A. Nordstrom; and

•	66,984 shares held individually by her husband, D. Wayne Gittinger.

(d)	Blake W. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,619,866 shares owned by him directly, of which 952,858 shares are pledged as collateral for loans;
•	65,443 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	614,432 shares that may be acquired by him through stock options exercisable within 60 days after March 31, 2009;
•	374,905 shares owned by his wife individually;
•	58,002 shares held by trusts of which he is a trustee; and
•	11,974 shares held in a custodial account, of which he is the custodian.

(e)	Erik B. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,896,754 shares owned by him directly, of which 933,906 shares are pledged as collateral for loans;
•	17,266 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	332,691 shares that may be acquired by him through stock options exercisable within 60 days after March 31, 2009;
•	39,925 shares owned by his wife individually;
•	77,763 shares held by trusts of which he is the trustee; and
•	61,960 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(f)	Peter E. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,850,373 shares owned by him directly, of which 448,374 shares are pledged as collateral for loans;
•	21,393 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	279,595 shares that may be acquired by him through stock options exercisable within 60 days after March 31, 2009;
•	132,837 shares owned by his wife individually;
•	300 shares held by his wife in the Company’s 401(k) Plan & Profit Sharing; and
•	77,659 shares held by trusts of which he is the trustee, for which he has sole voting and dispositive power and for which he disclaims beneficial ownership.

(g)	Michael G. Koppel’s amount and nature of beneficial ownership includes:
•	36,963 shares owned by him directly;
•	22,792 stock units held under the Company’s Executive Deferred Compensation Plan;
•	5,458 shares held by him in the Company’s 401(k) Plan & Profit Sharing; and

•	322,268 shares that may be acquired by him through stock options exercisable within 60 days after March 31, 2009.

(h)	Daniel F. Little’s amount and nature of beneficial ownership includes:
•	16,685 shares owned by him directly;
•	21,011 stock units held under the Company’s Executive Deferred Compensation Plan;
•	83 shares held by his son in an account over which he shares investment power;
•	4,147 shares held by him in the Company’s 401(k) Plan & Profit Sharing; and
•	130,668 shares that may be acquired by him through stock options exercisable within 60 days after March 31, 2009.

(i)	Enrique Hernandez’ amount and nature of beneficial ownership includes:
•	12,546 shares owned by him directly;
•	44,017 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board of Directors; and
•	25,000 shares that may be acquired by him through a currently exercisable stock option.

Does not include:
•

200,000 stock appreciation units granted to Mr. Hernandez for his services as Lead Director, during the period of 2000 to 2003 under the Directors Deferred Compensation Plan. The stock appreciation units are convertible at any time upon his election or when he ceases to be a member of the Board of Directors into a dollar amount equal to the difference in the value of a share of Common Stock on the date the stock appreciation unit was awarded ($8.03 as to 50,000 stock appreciation units, $10.04 as to 75,000 stock appreciation units, and $9.11 as to another 75,000 stock appreciation units) and the value of a share of Common Stock on the date the stock appreciation unit is converted. These stock appreciation units are not convertible into Common Stock.

(j)	Robert D. Walter’s amount and nature of beneficial ownership includes:
•	54,906 shares owned by him directly.

(k)	Alison A. Winter’s amount and nature of beneficial ownership includes:
•	19,043 shares owned by her directly;
•	19,410 shares held by a trust, of which she and her husband are trustees and beneficiaries;
•	849 shares held by her son in an account, over which she shares investment power;
•	849 shares held by her daughter in an account, over which she shares investment power; and
•	200 shares held by her husband in a retirement account, over which she shares investment power.

(l)	Philip G. Satre’s amount and nature of beneficial ownership includes:
•	9,119 shares held by a family trust, of which he is a trustee and beneficiary; and
•	7,104 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board of Directors.

(m)	Phyllis A. Campbell’s amount and nature of beneficial ownership includes:
•	2,986 shares owned by her directly; and
•	9,421 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board of Directors.

(n)	Robert G. Miller’s amount and nature of beneficial ownership includes:
•	8,961 shares owned by him directly.

(o)	Collectively, the combined amount and nature of beneficial ownership for the Directors, director nominees and all executive officers include:
•	6,265,535 shares owned directly;
•	1,070,087 shares owned by spouses and trusts of which the respective Director, director nominee or executive officer is a trustee, or a trustee and beneficiary;
•	60,542 stock units held by participating Directors under the Directors Deferred Compensation Plan;

•	117,555 stock units held by participating executive officers under the Company’s Executive Deferred Compensation Plan;
•	193,549 shares held by participating executive officers and their eligible spouses in the Company’s 401(k) Plan & Profit Sharing; and
•	2,324,812 shares that may be acquired by the Directors and executive officers and their eligible spouses as a group through stock options exercisable within 60 days after March 31, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance	Based upon a review of reports filed with the SEC and written representations that no other reports were required, the Company believes that during the fiscal year ended January 31, 2009 all of our Directors, executive officers and owners of in excess of 10% of the Company’s Common Stock complied with the filing requirements of Section 16(a) of the Exchange Act, except that Scott A. Meden filed one report on Form 4 late, relating to an open market purchase of shares in his IRA account and Alison A. Winter filed one report on Form 4 late, relating to the contribution of stock to a family trust.

Certain Relationships and Related Transactions

Review and Approval Process

We maintain policies and procedures regarding the identification, review and approval of related party transactions. Our Employee Code of Business Conduct and Ethics and the Directors’ Code of Business Conduct and Ethics require all executive officers and Directors, respectively, to report actual or potential conflicts of interest to our Corporate Governance and Nominating Committee. That Committee’s Charter gives it the authority to review and approve or disapprove any transactions involving Directors, nominees for director, officers, an immediate family member (as defined under applicable SEC rules) of such persons, or the holders of five percent or more of our stock (each a “Related Party”) which would be required to be disclosed under the applicable rules of the SEC. Directors and officers are required to present to the Committee specific information of a proposed transaction with a Related Party. When considering a transaction, the Committee will review all relevant factors including the Company’s rationale for entering into a related party transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to the Company as would be the case if the transaction were entered with a third party, and the potential of an actual or apparent conflict of interest. After reviewing the information, the Committee will approve or ratify the transaction only if the Committee determines that the transaction will result in a net benefit to the Company and our shareholders. No member of the Committee participates in any approval of a Related Party transaction in which the member has a material interest, other than to provide all pertinent information regarding the transaction to the Committee.

Related Party Transactions

The following section describes all Related Party transactions required to be disclosed under the rules of the SEC. Specifically, listed below are all transactions:

•	since the beginning of the fiscal year ended January 31, 2009;

•	in which the Company or any of its subsidiaries was or is to be a participant;

•	in which the amount involved exceeded or exceeds $120,000; and

•	in which a Related Party or an immediate family member of a Related Party had or will have a direct or indirect material interest.

Aircraft Dry Leases. During the fiscal year ended January 31, 2009, the Company and JBW Aircraft Leasing Company, Inc. (“JBW”) leased their respective aircraft to each other. The shareholders of JBW are John N. Nordstrom (a retired Director and Co-Chairman of the Company), Bruce A. Nordstrom (a retired Director and Co-Chairman of the Company, father of executive officers Blake, Pete and Erik. Nordstrom and a beneficial owner of more than 5% of the Company’s Common Stock) and D. Wayne Gittinger (a retired Director and the spouse of Anne E. Gittinger, a beneficial owner of more than 5% of the Company’s Common Stock). The material terms of the lease arrangement are as follows:

•	the Company paid JBW a rate of $3,100 per hour of use of JBW’s aircraft;

•	JBW paid the Company a rate of $3,100 per hour of use of the Company’s aircraft; and

•	those arrangements are “dry” leases, meaning that each party provides or obtains its own fuel, crew and maintenance while using the leased aircraft.

During the fiscal year, the Company used the JBW aircraft a total of 155.0 hours and paid JBW $480,500. JBW used the Company’s aircraft a total of 30.9 hours and paid the Company $95,790.

Rent and Maintenance, Pilot and Administrative Services. During the fiscal year ended January 31, 2009, the parties listed in the table below paid the Company for maintenance services, pilot services, management fees, fuel and other miscellaneous fees related to the operation and maintenance of those parties’ personal aircraft. In addition, JBW paid the Company for hangar rent as shown below. In each case, the payments exceeded the estimated cost to the Company of providing those services and were based on an estimate of their fair value after conducting a survey of similar services and rates available from independent third parties. These rates were last updated in January 2006 based upon an updated survey of rates for maintenance services, pilot services, management fees and hangar rent available from independent third parties. In the Board’s opinion, the charges were fair and beneficial to the Company because the payments allowed the Company to subsidize the cost of operating the Company’s flight department and, in the case of JBW, the arrangement provided the Company with access to an additional aircraft for business use.

Party	Amounts Paid to the Company for Maintenance, Pilot and Administrative Services ($)	Amounts Paid to the Company for Hangar Rent ($)	Amounts Paid to the Company for Fuel and Miscellaneous Costs ($)
JBW	158,208	40,176	640,261
M&B Beaver, LLC owned by Blake W. Nordstrom (President of the Company) and his wife	49,578	—	29,413
247N, LLC partially owned by Blake W. Nordstrom	2,678	—	5,096
JD Plane, LLC owned by James F. Nordstrom, Jr. (an Executive Vice President of the Company) and J. Daniel Nordstrom (brother of James F. Nordstrom Jr.)	36,868	—	67,032
SDJ, LLC owned by James F. Nordstrom, Jr.	15,912	—	1,981
TB Plane, LLC owned by Sally A. Nordstrom (mother of James F. Nordstrom, Jr.)	11,114	—	14,234

Hangar Sublease. The Company leases a parcel of land from King County, Washington at the King County International Airport and operates its flight department from that location. The size of the Company’s flight department is such that the Company does not require access to or use of the entire parcel, and is able to sublease a portion of the property to Hangar Three LLC (“LLC”) without affecting the Company’s flight operations. LLC is owned by Blake W. Nordstrom, James F. Nordstrom, Jr. and John N. Nordstrom. LLC constructed a hangar for storage of the owners’ personal aircraft on the subleased property. All architectural, project management and construction costs for the hangar, utilities and landscaping improvements were borne by LLC and not by the Company. The hangar improvements are required to be surrendered to the Company upon expiration or termination of the sublease. The material terms of the sublease are as follows:

•

the term of the sublease ends in July 2020, but the Company has the right to terminate it at any time upon 90 days’ notice to LLC, and payment to LLC of the unamortized portion of the construction cost of the hangar;

•

LLC pays the Company a monthly base rent in the form of reimbursement to the Company of its pro-rata share of ground rent paid by the Company under the primary lease with King County ($5,231 per month during the fiscal year);

•

LLC also pays the Company additional rent in the form of reimbursement to the Company of its pro-rata share of maintenance costs of the common areas, currently $900 per month, plus a monthly management fee of $135; and

•	in total, LLC paid the Company total rent of $75,198 during the fiscal year ended January 31, 2009.

Acquisition of Jeffrey Business. The Company is a party to a Stock Purchase Agreement dated August 18, 2005 by and among the Company and Jeffrey Kalinsky, as amended by a Stock Purchase Agreement dated May 24, 2007 by and among the Company, Jeffrey Kalinsky and his father, Morris Kalinsky. In May 2007, Jeffrey Kalinsky was named the Company’s Executive Vice President – Designer Merchandising. Collectively, these agreements reflect the purchase by the Company of 90% of the outstanding shares of Just Jeffrey, Inc., a Georgia corporation, and JSK Enterprises, Inc., a Georgia corporation (collectively, the “Jeffrey Business”). Under the terms of these agreements, the Company agreed to pay Messrs. Kalinsky approximately $30.8 million in exchange for the purchased shares in the Jeffrey Business. At the start of the Company’s most recent fiscal year, the Company owed approximately $20.3 million on this obligation, all of which is payable on or before August 31, 2009. In addition, these agreements provide for the additional payment by the Company to Jeffrey Kalinsky of an earn-out amount of $7 million. At the beginning of the Company’s last fiscal year, the Company had paid Mr. Kalinsky $3.5 million under the earn-out arrangement, and the Company’s total remaining obligation under that arrangement was $3.5 million.

As part of its purchase of an interest in the Jeffrey Business, the Company also became a party to an Amended and Restated Shareholders Agreement for JSK Enterprises, Inc. and an Amended and Restated Shareholders Agreement for Just Jeffrey, Inc. These agreements provide for the composition of the Jeffrey Business’ Boards of Directors, the distribution of profits from the Jeffrey Business and various other customary matters.

Finally, the Company and each of the Jeffrey Businesses are party to employment arrangements with Mr. Kalinsky. Under the terms of these arrangements, Mr. Kalinsky received aggregate salary, bonus and other compensation of approximately $935,000 during the Company’s last fiscal year.

Employment Matters. Lisa S. O’Neal, the wife of James R. O’Neal (an Executive Vice President of the Company), was employed by the Company as a National Merchandise Manager during the fiscal year ended January 31, 2009 with a partial-year base salary of $137,630 and received a cash severance payment of $393,149 in connection with the recognition of her 31 years of service and her departure from the Company in September 2008. These compensation arrangements were comparable to those provided to other similarly situated Company employees.

Legal Services. D. Wayne Gittinger is the husband of Anne E. Gittinger and a shareholder at Lane Powell PC. Lane Powell PC served as the Company’s outside counsel during the fiscal year ended January 31, 2009 and was paid an aggregate of $1,401,074 for its services. These compensation arrangements were comparable to other legal firms providing professional services to the Company.

Administrative Services. The Company furnishes office space and the shared services of an administrative assistant to Bruce A. Nordstrom, John N. Nordstrom and John A. McMillan, all former Directors and Co-Chairmen of the Company. These arrangements may be terminated by the Company at any time.

APPENDIX A

NORDSTROM, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

(as amended February 24, 2009)

PURPOSE AND SCOPE

The primary function of the Audit Committee of the Board of Directors (the “Committee”) is to assist the Board in fulfilling its oversight responsibilities by reviewing and appraising:

1.	The accounting, auditing and financial reporting processes of the Company;

2.	The management of business and financial risk and the internal controls environment;

3.	The Company’s compliance with legal and regulatory requirements;

4.	The effectiveness and efficiency of operations;

5.	The integrity of the Company’s financial statements;

6.	Reports resulting from the performance of audits by the independent auditor and the internal auditor;

7.	The qualifications, independence and performance of the Company’s independent auditors; and

8.	The performance of the Company’s internal audit function.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement. The Audit Committee shall annually review the Audit Committee’s own performance.

AUTHORITY

In fulfilling its responsibilities, the Committee shall:

1.	Have authority to conduct or authorize investigations into any relevant matters;

2.	Have authority to access Company records and information;

3.	Have sole authority to engage, evaluate and terminate the Company’s independent registered public accounting firm (“independent auditor”) (subject to shareholder ratification);

4.	Have direct access to the independent auditor as well as anyone within the Company, and the independent auditor shall report directly to the Committee;

5.	Be directly responsible for the approval of all audit engagement fees and terms and resolution of disagreements between management and the independent auditor regarding financial reporting;

6.	Have sole authority to pre-approve all auditing services, internal control-related services and permitted non-audit services to be performed by the Company’s independent auditors;

7.	Have authority to form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit services, internal control-related services and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting;

8.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control or auditing matters; and

9.	Have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting, or other advisors or experts at the Company’s expense.

COMMITTEE COMPOSITION, MEETINGS AND ADMINISTRATIVE MATTERS

1.	Member Requirements. Audit Committee members shall meet the requirements of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE) as follows:

•	Number of Directors. The Committee shall consist of at least three independent directors.

•	Independent Directors Only. As defined by the NYSE and the SEC.

•

Finance/Accounting Qualifications. All Committee members shall be financially literate as such qualification is interpreted by the Board in its business judgment, including at least one member with accounting or related financial management expertise.

•

“Audit Committee Financial Expert.” The Board shall take all reasonable steps to assure that the Committee will have at least one member that qualifies as an “audit committee financial expert”, as defined by the SEC, for disclosure in the Company’s annual report on Form 10-K.

•

Simultaneous Service. If a member of the Committee simultaneously serves on the audit committee of more than three public companies, the Board must make a determination that the simultaneous service does not impair the effectiveness of that member.

2.	Committee Appointment. The Committee and its Chairperson shall be appointed annually by the Board based on the recommendation of the Corporate Governance and Nominating Committee and members’ independence shall be confirmed by the Board during the appointment process.

3.	Meeting Frequency. The Committee shall meet at least four times per year, or more often as deemed necessary by the Chairperson.

4.	Meeting Attendees. In addition to the Committee members, the Committee may ask that members of management, Internal Audit, the Company’s independent auditors, or others be present at Committee meetings.

5.	Minutes. Minutes of each meeting shall be prepared by the designee of the Chairperson of the Committee. Draft minutes shall be distributed to Committee members, as soon as practicable after each meeting, for approval at the next meeting of the Committee. The approved minutes shall be provided to the Secretary of the Company for retention with the permanent records of the Company.

6.	Private Communications. At the Committee meetings, there shall be an opportunity for Committee members to have private communication with management, the internal auditors and the independent auditors in separate executive sessions.

7.	Complaint Procedures. The Committee shall maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submissions by Company employees about any questionable accounting or auditing practices.

8.	Reporting to the Board. The Chairperson or his or her designee will report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

9.	Audit Committee Charter Update and Disclosure. The Committee shall, at least annually, review its Charter and, if appropriate, propose revisions to the full Board of Directors for approval.

Proxy Statement Disclosure. The Company shall post an electronic copy of the Charter on the Company’s web site and disclose the availability of the Charter and the web site in the Company’s proxy statement in accordance with Securities and Exchange Commission regulations.

10.	Annual NYSE Certification Letter. As required by the NYSE, the Committee shall annually submit a certification letter to the NYSE confirming members meet financial qualifications, the Board confirmed members’ independence, and the Committee reevaluated its Charter within the last year.

11.	Independent Auditor Appointment. The independent auditor is ultimately accountable to the Audit Committee. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor, including the approval of any significant non-audit relationship with the independent auditor and resolution of disagreements between management and the independent auditor regarding financial reporting. The appointment by the Audit Committee shall be subject to shareholder ratification.

12.	Independent Auditor Independence. The Committee shall require from the independent auditor formal written disclosures regarding the independent auditor’s independence consistent with PCAOB rules and, at least annually, obtain and review a report describing their internal quality control procedures, any material issues raised by recent internal quality control, peer or governmental reviews of the firm, any inquiry or investigation by governmental or professional authorities within the last five years respecting independent audits carried out by the firm, and any steps taken to deal with any such issues, and (to assess the auditor’s independence) all relationships between the independent auditor and the Company. The Committee shall discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor and shall take appropriate action to reasonably assure the independence of the auditor.

The Committee shall ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for the concurring review of the audit as required by law. The Committee shall also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

The Committee shall also recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor.

13.	Appointment of Vice President (“VP”) of Internal Audit. The Committee shall review and approve the appointment, replacement or dismissal of the VP of Internal Audit.

14.	Funding. The Company shall provide appropriate funding, as determined by the Committee, for payment of:

•	Compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	Compensation to any advisers employed by the Committee; and

•	Ordinary administrative expenses of the Committee.

CORPORATE ACCOUNTING AND FINANCIAL REPORTING

1.	Accounting Principles and Financial Reporting Policies. The Committee will review with financial management and approve the Company’s significant accounting and reporting policies and any changes thereto. The Committee will periodically discuss with the independent auditor their judgments about the quality of the Company’s accounting principles as applied in its financial reporting, including such matters as the clarity of disclosures, and other significant matters of judgment.

2.	Financial Controls. The Committee will review financial controls with management and assess the internal processes for determining and managing key risk areas to safeguard assets and provide appropriate assurance of accurate financial reporting.

3.

Quarterly Financial Statements and Independent Auditor’s Review. The Committee will review and discuss with financial management and the independent auditors the Company’s quarterly financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to the filing of Form 10-Q. The Committee Chairperson will discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with PCAOB AU 380, Communication With Audit Committees (AU 380); SEC Regulation S-X Rule 2-07, Communication with Audit Committees (Rule 2-07); PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (Rule 3526), the

NYSE Corporate Governance Rules, and any other required communications under applicable PCAOB and SEC rules. The Committee will review disclosures made to the Committee by the Company’s President and CFO during their certification process for the Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

4.	Annual Financial Statements and Independent Auditor’s Audit Results. Prior to filing Form 10-K, the Committee will discuss the annual financial report and audit results with financial management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The Committee will discuss with the independent auditors those matters required in accordance with AU 380, Rule 2-07, Rule 3526, the NYSE Corporate Governance Rules, and any other required communications under applicable PCAOB and SEC rules. The Committee will review disclosures made to the Committee by the Company’s President and CFO during their certification process for the Form 10-K about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Annual Financial Statement Recommendation to the Board. Based on its review, the Committee will recommend to the Board the inclusion of the Company’s audited financial statements in the annual report on Form 10-K.

5.	Earnings Press Releases and Financial Guidance. The Committee will discuss with management the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Proxy Disclosure—Annual Audit Committee Report to Shareholders. The Committee will annually prepare a report for inclusion in the proxy statement.

RISK ASSESSMENT, INTERNAL CONTROLS AND LEGAL MATTERS

1.	Independent Auditor’s Plan and Fees. The Committee will review with the independent auditors their risk assessment, scope and approach, and related fees, for the annual audit. The Committee will also review the nature of and fees for all other professional services provided to the Company by the independent auditor or its affiliates.

2.	Internal Audit. The Committee will review, with internal audit, the process used to assess risks, and develop appropriate annual plans. The Committee will consider and review any difficulties encountered in the course of internal audit work. The Committee will review any significant changes to the internal audit plan.

3.	Significant Deficiencies and/or Material Weaknesses. The Committee will consider and review with the independent auditors, internal audit and management, any significant deficiencies and/or material weaknesses, audit problems or difficulties the independent auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. The review shall include management’s timetable and corrective action plans.

4.	Internal Controls Report. Prior to filing Form 10-K, the Committee will review with the independent auditors, internal audit and management, the Company’s internal controls report.

5.	Legal Matters. The Committee will review with management and counsel, any legal matters that could have a material impact on the Company’s financial statements and the Company’s compliance with applicable laws and regulations, including reports received from regulators or governmental agencies.

APPENDIX B

NORDSTROM, INC.

EXECUTIVE MANAGEMENT BONUS PLAN

Effective February 1, 2009

ARTICLE I

Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by providing incentives to the Company’s leadership employees for positively influencing the Company’s business results. The mechanism for providing incentives under this Plan is Performance Bonus Awards. The specific group of employees eligible for these awards are those individuals designated by the Company’s Board of Directors as being executive officers of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Performance Bonus Awards are designed to create alignment between the Company’s business strategy and operating performance while preserving for the benefit of the Company the federal income tax deduction for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

ARTICLE II

Definitions

2.1 “Base Salary” means, in relation to a Performance Period, the Participant’s base salary established for the Performance Period, as reflected in the payroll records of the Company and its subsidiaries.

2.2 “Compensation Committee” means the Compensation Committee of the Board of Directors of the Company. For purposes of administration of the Plan, the Compensation Committee will consist solely of two or more outside directors. A director is an outside director if he or she:

(a) is not a current employee of the Company (or related entities);

(b) is not a former employee of the Company (or related entities) who is receiving compensation for prior services (other than benefits under a tax-qualified pension plan);

(c) was not an officer of the Company (or related entities) at any time; and

(d) is not currently receiving compensation for personal services in any capacity (e.g., for services as a consultant) other than as a director.

2.3 “Cause” means misconduct by the Participant, including without limitation any of the following, as determined by the Compensation Committee in the exercise of its discretion:

(a) the Participant’s breach of a duty to the Company in the course of his or her employment involving fraud, dishonesty, or disloyalty;

(b) conduct by the Participant that is detrimental, monetarily or otherwise, to the Company or any of its subsidiaries, or reflects unfavorably on the Company or any of its subsidiaries or on the Participant;

(c) the Participant’s failure to comply with or to enforce the Company’s or any of its subsidiaries’ employment policies;

(d) the Participant’s repeated insubordination;

(e) the Participant’s failure to devote his or her full working time and best efforts to performance of his or her duties to the Company or its subsidiaries; or

(f) the Participant’s conviction of, or entry into a plea agreement or similar arrangement with respect to, a felony, other serious criminal offense, or violation of state or federal securities laws.

2.4 “Participant” means an individual who, with respect to any fiscal year of the Company, has been: (i) designated by the Company’s Board of Directors as being an executive officer of the Company for purposes of Section 16 of the Exchange Act for all or some portion of such fiscal year; and (ii) designated by the Compensation Committee to participate in the Plan for all or a portion of such fiscal year.

2.5 “Performance Bonus Award” means an incentive compensation award under the Plan.

2.6 “Performance Measure” refers to the performance measures discussed in Section 4.1 of the Plan.

2.7 “Performance Milestone” means an objective level of performance with respect to a Performance Measure, the achievement of which may determine the degree of payout of a Performance Bonus Award.

2.8 “Performance Period” means the fiscal year of the Company, or a shorter period within the fiscal year of the Company that the Compensation Committee may prescribe for a Participant or group of Participants.

2.9 “Plan” means this Nordstrom, Inc. Executive Bonus Plan.

2.10 “Superior Bonus Opportunity” means the percentage of a Participant’s Base Salary, or predetermined dollar amount, that may be awarded to the Participant upon achievement of the requisite level of performance with respect to a Performance Measure specified for Superior Performance during a Performance Period.

2.11 “Superior Performance” means the level of performance with respect to a Performance Measure, achievement of which will result in the Participant achieving the Superior Bonus Opportunity.

2.12 “Target Bonus Opportunity” means the percentage of a Participant’s Base Salary, or predetermined dollar amount, that may be awarded to a Participant upon attainment of the requisite level of performance with respect to a Performance Measure specified for Target Performance during a Performance Period.

2.13 “Target Performance” means the level of performance with respect to a Performance Measure, achievement of which will result in the Participant achieving the Target Bonus Opportunity.

2.14 “Threshold Bonus Opportunity” means the percentage of a Participant’s Base Salary, or predetermined dollar amount, that may be awarded to a Participant upon achievement of the requisite level of performance with respect to a Performance Measure specified for Threshold Performance during a Performance Period.

2.15 “Threshold Performance” means the level of performance with respect to a Performance Measure, achievement of which will result in the Participant achieving the Threshold Bonus Opportunity. For purposes of the Plan, Threshold Performance is the minimum level of performance which must be achieved by a Participant in order to receive payment of a Performance Bonus Award.

ARTICLE III

Eligibility

3.1 Eligible Employees. Eligibility for the Plan is limited to individuals meeting the definition of Participant hereunder. The Compensation Committee may further limit eligibility for this Plan.

3.2 Employment Requirement. Except as otherwise provided by the Compensation Committee, Participants are required to be an employee of the Company on the last day of the Performance Period in order to remain eligible for a Performance Bonus Award. Notwithstanding anything to the contrary, a Participant whose employment is terminated for Cause after the last day of the Performance Period but before payment of a Performance Bonus Award shall forfeit any Performance Bonus Award that otherwise would have been payable.

ARTICLE IV

Grant and Evaluation of Performance Bonus Awards

4.1 Selection of Performance Bonus Opportunities. Within the first 90 days of the designated Performance Period (or if the Performance Period is less than 12 months, the number of days that is equal to 25 percent of the Performance Period), the Compensation Committee will select for each Participant the Threshold Bonus Opportunity, Target Bonus Opportunity, and Superior Bonus Opportunity.

4.2 Selection of Performance Milestones and Measures. Concurrent with the selection of performance bonus opportunities referenced in Section 4.1, the Compensation Committee will select the Performance Measures and Milestones which will be used in connection with each Participant’s performance bonus opportunity. Performance Milestones will be objectively measurable and will be based upon the achievement of a specified percentage or quantitative level in one or more of the following Performance Measures:

(a) the Company’s shareholder return as compared to any designated industry or other comparator group;

(b) the trading price of the Company’s common stock;

(c) the results of operations, such as sales, earnings, cash flow, return on assets, same-store sales, economic profit, or return on investment (including return on equity, return on capital employed, or return on assets);

(d) other financial results, such as profit margins, expense reduction or asset management goals; or

(d) the internal or external market share of a product or line of products.

The Performance Measures may be based on the performance of the Company generally, in the absolute or in relation to its peers, or the performance of a particular Participant, department, business unit, subsidiary, or other segment to which a particular Participant is assigned. The Compensation Committee may establish different Performance Measures and Milestones for individual Participants or groups of Participants. For each Participant, each Performance Measure will be weighted to reflect its relative significance to the Company for the Performance Period.

4.3 Evaluation of Performance. After the end of each Performance Period, the Compensation Committee will evaluate the performance of each Participant by comparing each Participant’s actual performance to the Threshold Performance, Target Performance, and Superior Performance. The Compensation Committee will certify in writing the degree of achievement of each Performance Milestone by each Participant. Approved minutes of the Compensation Committee meeting in which the certification is made will be treated as adequate written certification.

4.4 Calculation of Performance Bonus Award. After the end of each Performance Period, the Compensation Committee will approve the amount of a Participant’s Performance Bonus Award for the Performance Period, applying the actual performance certified under Section 4.3 to the Performance Bonus

Awards established under Section 4.2. The Compensation Committee may, in its absolute discretion, reduce or eliminate (but may not increase) the Performance Bonus Award based upon factors that the Compensation Committee deems relevant. A Participant has no legal entitlement or expectation to receive a Performance Bonus Award unless and until the Compensation Committee has certified the Performance Bonus Award. Except in the case of death or disability, no Participant whose employment is terminated before the end of a Performance Period will receive a Performance Bonus Award relating to that Performance Period unless he or she has achieved a level of performance during the Performance Period that otherwise would have resulted in the payment of a Performance Bonus Award for such Performance Period. The Compensation Committee has the sole and exclusive discretion for determining whether and when, and in what amounts, Participants will remain eligible for the payment of their Performance Bonus Award in the event, for example, of such employee’s death, or disability. Where the Compensation Committee exercises its discretion to pay a Performance Bonus Award to a Participant who has terminated employment due to death or disability, such Performance Bonus Award will be paid at the same time such bonuses are paid to Participants who remain employed by the Company and, in no event, will such amounts be paid later than the end of the calendar year in which such amounts first became payable.

4.5 Absolute Limit on Amount of Award. Notwithstanding any other provision of the Plan, the maximum Award payable to any Participant for a Performance Period that is a full fiscal year will be $5,000,000. For Performance Periods of less than 12 months, the maximum Performance Bonus Award payable for the shorter Performance Period shall be proportionately reduced.

4.6 Clawback Policy. All Awards pursuant to the Plan are subject to the Clawback Policy adopted by the Company’s Board of Directors, which provides as follows:

To the extent permitted by law, if the Board of Directors, with the recommendation of the Compensation Committee, determines that any bonus, equity award, equity equivalent award or other incentive compensation has been awarded or received by a Section 16 executive officer of the Company, and that:

(i) such compensation was based on the achievement of certain financial results that were subsequently the subject of a material restatement of the Company’s financial statements filed with the Securities and Exchange Commission,

(ii) the Section 16 executive officer engaged in grossly negligent or intentional misconduct that caused or substantially caused the need for the material restatement, and

(iii) the amount or vesting of the bonus, equity award, equity equivalent or other incentive compensation would have been less had the financial statements been correct,

then the Board shall recover from the Section 16 executive officer such compensation (in whole or in part) as it deems appropriate under the circumstances.

ARTICLE V

Form and Timing of Payment

5.1 Normal Form. The normal form of payment of Awards will be cash, paid as soon as practicable following the Compensation Committee’s certification of the Awards. All Award payments are subject to federal, state, and local laws regarding taxes and other deductions in effect on the date of payment.

5.2 Election to Receive Company Stock. The Committee has the sole and exclusive discretion to determine whether and when the Company may either (a) pay, or (b) allow a Participant to elect to receive, all or a portion of an Award in the form of long-term incentive awards based on the Common Stock of the Company (“Incentive Grants”). The number of shares of Incentive Grants to be received by the participant shall be based on the fair market value of the Common Stock as of the last day of the applicable Performance Period. Incentive Grants (including shares of Common Stock) will be issued under the 2004 Equity Incentive Plan (“Incentive Plan”).

ARTICLE VI

Administrative Provisions

6.1 Authority of Compensation Committee. Subject to 6.2, the Compensation Committee has the right and authority, in its sole and absolute discretion, to:

(a) adopt, amend, or rescind administrative and interpretive rules, policies, and procedures relating to the Plan;

(b) construe and interpret the terms of the Plan;

(c) make all other determinations necessary or advisable for administering the Plan;

(d) exercise the powers conferred on the Compensation Committee under the Plan;

(e) correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it deems appropriate to effectuate the purpose of the Plan; and

(f) amend, modify, suspend, or terminate the Plan at any time.

6.2 Limits on Authority. The Compensation Committee has no discretionary authority to increase the amount of a Performance Bonus Award or to accelerate the payment of an Award under this Plan. In addition, the scope of the Compensation Committee’s amendment authority under 6.1(f) shall be limited to those amendments which can be adopted without shareholder approval under applicable laws, regulations or rules (such as the then-current rules of the New York Stock Exchange (“NYSE”), the Securities and Exchange Commission (“SEC”), or as required by Code Section 162(m)); provided, however, that any such amendment that is later ratified by the Company’s shareholders shall be retroactively effective to the extent allowed by such rules.

6.3 Compliance with Code Section 409A. Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in a manner that results in compliance with Section 409A, Department of Treasury regulations, and other interpretive guidance under Section 409A. Notwithstanding any provision of the Plan or an Award to the contrary, if the Committee determines that any Award does not comply with Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without consent of the Participant) or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary and appropriate to (a) exempt the Plan and the Award from application of Code Section 409A and/or preserve the intended tax treatment of amounts payable with respect to the Award, or (b) comply with the requirements of Code Section 409A.

ARTICLE VII

Limitation of Rights

7.1 Not Employment Contract. Nothing in the Plan, including an employee’s eligibility to participate in the Plan, will confer on such employee the right to continued employment with the Company or any subsidiary thereof or any limitation on the right of the Company or any subsidiary to terminate the employment of any employee. The loss of any existing or potential value of Performance Bonus Awards will not constitute an element of damages, or otherwise be recoverable, in any cause of action related to the termination of a Participant’s employment, regardless of the reason for such termination.

7.2 Assignment and Alienation. No Participant shall have the right to alienate, assign, sell, transfer, pledge, or encumber his or her actual or anticipated right to receive a Performance Bonus Award under the Plan.

7.3 Unfunded Plan. The Plan constitutes an unfunded, unsecured commitment of the Company. No Participant shall have any lien on any assets of the Company or any subsidiary thereof by reason of any actual or anticipated right to receive a Performance Bonus Award.

7.4 Indemnification. No member of the Compensation Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Performance Bonus Awards paid under the Plan. The Company will indemnify, defend, and reimburse members of the Compensation Committee in relation to any claim, loss, damage, or expenses (including attorney fees and costs) arising from the Compensation Committee’s good faith performance of duties under the Plan to the full extent permitted by law and under any directors’ and officers’ liability or similar insurance policy or indemnification agreement. The Company reserves the right to select counsel to defend any litigation covered by this Section 7.4.

7.5 Future of the Plan. The adoption, modification, or amendment of the Plan does not imply or impose an obligation on the Company to continue or adopt the same plan, or any modification of the Plan, or any other incentive compensation plan, for any future period.

7.6 Governing Law. The laws of the state of Washington shall govern the Plan.

7.7 Successors. The Plan shall be binding on any successors of the Company.

7.8 Effective Date. The Plan has been adopted by the Compensation Committee as of February 25, 2009. The effective date of the Plan is February 1, 2009, provided that it is approved by the holders of a majority of the shares of Company common stock present, or represented, and entitled to vote at the next annual meeting of shareholders of the Company held subsequent to February 1, 2009. If the Plan is not approved as described in this Section 7.8, the Plan shall immediately terminate and all actions taken under the Plan shall be null and void.

NORDSTROM, INC. C/O SECRETARY

1700 SEVENTH AVENUE SEATTLE, WA 98101

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NORDSTROM, INC.

The Board of Directors recommends a vote FOR all nominees

PROPOSAL 1. ELECTION OF DIRECTORS

For

Against

Abstain

Nominees:

1a. Phyllis J. Campbell

1b. Enrique Hernandez, Jr.

1c. Robert G. Miller

The Board of Directors recommends a vote FOR Proposals 2 and 3.

For

Against

Abstain

1d. Blake W. Nordstrom

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

1e. Erik B. Nordstrom

PROPOSAL 3. APPROVAL OF EXECUTIVE MANAGEMENT BONUS PLAN

1f. Peter E. Nordstrom

1g. Philip G. Satre

1h. Robert D. Walter

1i. Alison A. Winter

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally.

All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at http://investor.nordstrom.com.

M12920

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS NORDSTROM, INC.

The Shareholder(s) of Nordstrom, Inc. named on this proxy card hereby appoint(s) Blake W. Nordstrom and David G. Johansen, or either of them, each with full power of substitution, as Proxy Holders to vote all shares of stock the Shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 19, 2009, at 11:00 a.m., Pacific Daylight Time, at Benaroya Hall, the Illsley Ball Nordstrom Recital Hall, 200 University Street, Seattle, Washington, 98101-3428, and any adjournment or postponement thereof, with all power the Shareholder(s) would possess if personally present. The Proxy Holders will vote as directed by the Shareholder(s) for the proposals to be presented at the meeting. Unless revoked or otherwise directed, the Proxy Holders will vote FOR proposals 1, 2 and 3. If any additional proposals are properly presented at the meeting and any adjournment thereof, the Proxy Holders will vote on such additional proposals in accordance with their discretion.

Notwithstanding the above, if there are shares allocated to the Shareholders’ account in the Nordstrom 401(k) Plan & Profit Sharing (the “Plan”), the Shareholder(s) hereby direct(s) the Nordstrom, Inc. Retirement Committee (the “Retirement Committee”) to confidentially vote all shares as indicated by the Shareholder(s) on the reverse side of this proxy card. If this proxy card is signed and returned without specific instructions for voting, the shares will be voted by the Retirement Committee as provided in the paragraph above. If the Shareholders’ vote of shares held through the Plan is not received by 2:00 p.m. Pacific Daylight Time on May 15, 2009, then the Retirement Committee will vote those shares in the same proportion as Plan shares that have been voted.

Your telephone or Internet vote authorizes the Proxy Holders and/or the Retirement Committee to vote the shares in the same manner as if you marked, signed and returned this proxy card.